                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to  Rule 14a-11(c) or  Rule 14a-12

                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:

[  ]    Fee paid previously with preliminary materials.

[  ]    Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:                          (3)   Filing Party:
        (2) Form, Schedule or Registration Statement No.:    (4)   Date Filed:

                                                                PRELIMINARY COPY

                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

                                4050 LEGATO ROAD
                            FAIRFAX, VIRGINIA  22033

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of AMERICAN MANAGEMENT SYSTEMS, INCORPORATED will be held at 4050 Legato Road, Fairfax, Virginia 22033 on Friday, May 21, 1999, at 10:00 a.m. local time, for the following purposes:

         To elect nine (9) directors to hold office until the next Annual Meeting of Shareholders of American Management Systems, Incorporated and until their successors are elected and qualified;

         To approve an amendment to the Second Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock;

         To approve an amended 1996 Amended Stock Option Plan F; and

         To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on March 29, 1999, will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Shareholders are cordially invited to attend the meeting in person. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING IN PERSON, PLEASE INDICATE YOUR CHOICE ON THE MATTERS TO BE VOTED UPON, DATE AND SIGN THE ENCLOSED PROXY, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE AT 1-800-840-1208.

                                  BY ORDER OF THE BOARD OF DIRECTORS,


                                  Frank A. Nicolai
                                  Secretary

April 21, 1999

                                                                PRELIMINARY COPY


                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                                4050 LEGATO ROAD
                            FAIRFAX, VIRGINIA  22033

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1999

                               TABLE OF CONTENTS

General   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Voting Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Information Concerning Nominees for Director  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Information Concerning Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Compensation Committee Report of Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Shareholder Return Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Committees and Compensation of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . . . . . . . . . . . . .  17

Proposal to Approve an Amendment to the Certificate of Incorporation
         Increasing the Authorized Number of Shares of Common Stock . . . . . . . . . . . . . . . . . . . .  18

Proposal to Approve an Amended 1996 Amended Stock Option Plan F . . . . . . . . . . . . . . . . . . . . . .  19

Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

Annual Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

Second Restated Certificate of Incorporation, Amendment to Article Fourth . . . . . . . . . . . . .   Exhibit A

1996 Amended Stock Option Plan F, as Amended  . . . . . . . . . . . . . . . . . . . . . . . . . . .   Exhibit B

American Management Systems, Incorporated 1998 Financial Report . . . . . . . . . . . . . . . . . .  Appendix 1

                                    GENERAL


         The enclosed Proxy is being solicited by the Board of Directors (the "Board of Directors" or the "Board") of AMERICAN MANAGEMENT SYSTEMS, INCORPORATED (the "Company" or "AMS") in connection with the annual meeting of shareholders of the Company to be held May 21, 1999 (the "Annual Meeting"), or any adjournment or adjournments thereof. The entire expense of solicitation of proxies will be borne by the Company. Solicitation will be primarily by mail. However, directors, executive officers, and employees of the Company may also solicit by telephone or personal contact. The Company will reimburse brokers and other persons holding shares in their names, or in the names of nominees, for their expenses of sending proxy materials to beneficial owners and obtaining their proxies. It is anticipated that the Proxy Statement and Proxy first will be mailed to shareholders on or about April 21, 1999.

         Any shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If you attend the Annual Meeting, you may, if you wish, revoke your Proxy by voting in person. Proxies solicited herein will be voted, and if the person solicited specifies in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. If no choice is indicated, the Proxy will be voted for the election of the nominees listed on pages 2 to 6 under the caption "Information Concerning Nominees for Director"; for the approval of an amendment to the Company's Second Restated Certificate of Incorporation (the "Certificate of Incorporation") increasing the authorized number of shares of Common Stock, $0.01 par value per share (the "Common Stock"); and for the approval of an amended 1996 Amended Stock Option Plan F ("Plan F").

                                VOTING PROCEDURE

         As of March 29, 1999, there were outstanding 42,514,408 shares of Common Stock. Each share of Common Stock is entitled to one vote at the Annual Meeting. Only shareholders of record at the close of business on March 29, 1999, will be entitled to vote at the Annual Meeting.

         Votes cast in person or by Proxy at the Annual Meeting, abstentions and Broker Non-votes (as defined below) will be tabulated by the election inspectors appointed for such Meeting and will be counted for purposes of determining whether a quorum is present. Directors will be elected by the affirmative vote of the holders of a plurality of the shares present (in person or represented by Proxy) and voted on the election of directors at the Annual Meeting. The proposal to approve an amendment to the Certificate of Incorporation will be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The proposal to approve an amended Plan F, and any other matter submitted to a vote at the Annual Meeting, will be approved by the affirmative vote of the holders of a majority of the shares present (in person or represented by Proxy) and entitled to vote on each such matter. The election inspectors will treat abstentions on a particular matter as shares that are present and entitled to vote for purposes of determining the approval of such matter. Abstentions, therefore, will have the same effect as a vote against a particular matter. If a broker submits a Proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (a "Broker Non-vote"), those shares will not be treated as present and entitled to vote for purposes of determining the approval of such matter.

                             ELECTION OF DIRECTORS


         Philip M. Giuntini resigned as President and Director of the Company on September 18, 1998. Upon Mr. Giuntini's resignation, the directors voted to reduce the number of directors constituting the Board from ten members to nine members. Accordingly, nine directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders of the Company and until his or her successor is elected and qualified. The directors will be elected by the affirmative vote of the holders of a plurality of the shares present (in person or represented by Proxy) and voted on the election of directors. Unless otherwise directed, it is the intention of the persons named in the Proxy to vote such Proxy for the election of the nominees listed under the caption "Information Concerning Nominees for Director" on pages 2 to 6.
All of the nominees are now directors of the Company. In the event that any nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such other person in the place of such nominee for the office of director as the Board of Directors may recommend. Descriptive information as to each nominee is set forth below under the caption "Information Concerning Nominees for Director."

                  INFORMATION CONCERNING NOMINEES FOR DIRECTOR

                                                              YEAR
                                                              FIRST
                                                             ELECTED
         NAME                     AGE        POSITION       DIRECTOR                   BACKGROUND
         ----                     ---        --------       --------                   ----------
Paul A. Brands. . . . . . . .      57    Chairman of the      1992      Mr. Brands has served as Chairman of the
                                         Board of                       Board of Directors since December 1997
                                         Directors, Chief               and as a member of the Board of
                                         Executive                      Directors since October 1992.  Mr.
                                         Officer, and                   Brands served as Vice Chairman of the
                                         Director                       Board of Directors from October  1992 to
                                                                        December 1997.  He was designated Chief
                                                                        Executive Officer in September 1993.  He
                                                                        supervised the Federal Consulting and
                                                                        Systems Group from 1977 to 1992; Data
                                                                        Base Management, Inc. from 1990 to 1992;
                                                                        and the Company's interest in Bell
                                                                        Atlantic Systems Integration Corporation
                                                                        from 1989 to 1992.  Mr. Brands joined
                                                                        the Company in 1977.

                                                              YEAR
                                                              FIRST
                                                             ELECTED
         NAME                     AGE        POSITION       DIRECTOR                   BACKGROUND
         ----                     ---        --------       --------                   ----------
Patrick W. Gross. . . . . . .      54     Chairman of the     1974      Mr. Gross is one of the Company's
                                             Executive                  founders and has served AMS continuously
                                         Committee of the               as an executive officer since 1970.
                                             Board of                   Since December 1997, Mr. Gross has
                                          Directors, and                served as Chairman of the Executive
                                             Director                   Committee of the Board of Directors, an
                                                                        office he also held from 1983 to 1989.
                                                                        He also served as Vice Chairman of the
                                                                        Board of Directors from February 1989 to
                                                                        September 1997.  He is a director of
                                                                        Capital One Financial Corporation,
                                                                        Computer Network Technology Corporation,
                                                                        and Landmark Systems Corporation, all of
                                                                        which are publicly-held entities.  He is
                                                                        also Chairman of the Board of Directors
                                                                        of Baker & Taylor Holdings, Inc., which
                                                                        is a non-publicly held entity.

Frank A. Nicolai . . . . . . .     57     Executive Vice      1974      Mr. Nicolai is one of the Company's
                                            President,                  founders and has served continuously as
                                          Secretary, and                an executive officer since 1970.  He was
                                             Director                   elected Secretary in 1987.  In addition,
                                                                        he served as Treasurer of the Company
                                                                        from 1980 to 1999.

Daniel J. Altobello. . . . . .     58        Director         1993      Mr. Altobello has been Chairman and
                                                                        Director of ONEX Food Services, Inc.
                                                                        since September 1995 and President of
                                                                        Caterair International Corporation since
                                                                        December 1989.  He served as Chairman of
                                                                        the Board and Chief Executive Officer of
                                                                        Caterair International Corporation from
                                                                        December 1989 through September 1995.
                                                                        From April 1988 through December 1989,
                                                                        Mr. Altobello was Executive Vice
                                                                        President of Marriott Corporation and
                                                                        President of Marriott Airport
                                                                        Operations.  He presently serves as a
                                                                        director of MESA Air Group, Inc., World
                                                                        Airways, Inc., and Sodexho-Marriott
                                                                        Services, Inc., all  of which are public
                                                                        companies.  He also currently serves as
                                                                        a director of CareFirst, Inc., CareFirst
                                                                        of Maryland, Inc., Colorado Prime
                                                                        Corporation, First Union Realty Trust,
                                                                        and Atlantic Aviation Holdings, and a
                                                                        member of the Advisory Board of Thayer
                                                                        Capital Partners, a merchant bank.  None
                                                                        of these entities is publicly held.

                                                              YEAR
                                                              FIRST
                                                             ELECTED
         NAME                     AGE        POSITION       DIRECTOR                   BACKGROUND
         ----                     ---        --------       --------                   ----------
James J. Forese. . . . . . . .     63        Director         1989      Mr. Forese is currently President, Chief
                                                                        Executive Officer and a Director of IKON
                                                                        Office Solutions.  From January 1997 to
                                                                        July 1998 he served as Executive Vice
                                                                        President and President, International
                                                                        Operations of IKON Office Solutions.
                                                                        From 1995 to 1996 he served as Executive
                                                                        Vice President, Chief Operating Officer,
                                                                        and Director of ALCO Standard
                                                                        Corporation.  From 1993 to 1995 he
                                                                        served as General Manager of IBM
                                                                        Customer Financing and Chairman of IBM
                                                                        Credit Corporation.  He served as IBM
                                                                        Vice President, Finance from 1990 to
                                                                        1993 and IBM Vice President and Group
                                                                        Executive, IBM World Americas Group from
                                                                        1988 to 1990.  He currently serves as a
                                                                        director of NUI Corporation and
                                                                        Unisource Worldwide, both of which are
                                                                        publicly-held corporations.  He joined
                                                                        ALCO/IKON in 1996.

Dorothy Leonard. . . . . . . .     57            Director     1991      Dr. Leonard has been a Professor at the
                                                                        Harvard University Graduate School of
                                                                        Business Administration since 1993.
                                                                        Prior to this, she served as an
                                                                        Associate Professor from 1989 to 1993,
                                                                        and an Assistant Professor from 1983 to
                                                                        1989, at the Harvard University Graduate
                                                                        School of Business Administration.  Dr.
                                                                        Leonard also serves as an independent
                                                                        industrial consultant to various
                                                                        companies including, among others, AT&T
                                                                        Bell Laboratories, Digital Equipment
                                                                        Corporation, and IBM Corporation.

                                                              YEAR
                                                              FIRST
                                                             ELECTED
         NAME                     AGE        POSITION       DIRECTOR                   BACKGROUND
         ----                     ---        --------       --------                   ----------
W. Walker Lewis. . . . . . . .    54         Director         1995      Mr. Lewis presently is Chairman of Devon
                                                                        Value Advisers.  From January 1995 to
                                                                        April 1998 he was a Senior Advisor with
                                                                        SBC Warburg Dillon Read Inc. (previously
                                                                        Dillon, Read & Co., Inc.).  He was
                                                                        Managing Director, Strategic Services,
                                                                        and a member of the Management Committee
                                                                        of Kidder, Peabody & Co., Inc. from
                                                                        April 1994 to December 1994.  From April
                                                                        1992 through December 1993 he served as
                                                                        President of Avon North America, and
                                                                        from March 1992 to December 1992 he
                                                                        served as Executive Vice President of
                                                                        Avon Corporate.  He currently serves as
                                                                        a director of Jostens, Inc. and Owens
                                                                        Corning, which are publicly-held
                                                                        corporations, and London Fog and Mrs.
                                                                        Fields Original Cookies, which are
                                                                        non-publicly held entities.  Mr. Lewis
                                                                        previously served as a director of AMS
                                                                        from February 1981 through May 1992.

Frederic V. Malek. . . . . . .  62       Director          1985         Mr. Malek has been Chairman of Thayer
                                                                        Capital Partners, a merchant bank, since
                                                                        March 1993.  He was Co-Chairman, CB
                                                                        Commercial Real Estate Group (a real
                                                                        estate brokerage and management firm)
                                                                        from April 1989 to October 1996.  He was
                                                                        Campaign Manager for the re-election
                                                                        campaign of President Bush and Vice
                                                                        President Quayle from December 1991 to
                                                                        November 1992.  He was Vice Chairman of
                                                                        Northwest Airlines from 1990 to December
                                                                        1991, and was President of Northwest
                                                                        Airlines from 1989 to 1990.  From 1988
                                                                        to 1989 he was Senior Advisor to The
                                                                        Carlyle Group (investment bank), and
                                                                        from 1981 to 1988 he was President of
                                                                        Marriott Hotels and Resorts.  Mr. Malek
                                                                        also serves as a director of Automatic
                                                                        Data Processing, Inc.; various
                                                                        Paine-Webber mutual funds; FPL Group;
                                                                        Northwest Airlines;  CB Richard Ellis
                                                                        Services, Inc.; Global Vacation Group,
                                                                        Inc.; Aegis Communications Group, Inc.;
                                                                        and Manor Care, Inc., all of which are
                                                                        publicly-held entities.

                                                              YEAR
                                                              FIRST
                                                             ELECTED
         NAME                     AGE        POSITION       DIRECTOR                   BACKGROUND
         ----                     ---        --------       --------                   ----------
Alan G. Spoon. . . . . . . . .     47        Director          1996     Mr. Spoon has been Chief Operating
                                                                        Officer and Director of The Washington
                                                                        Post Company, a public company, since
                                                                        1991, and has also served as President
                                                                        since 1993.  Mr. Spoon joined The
                                                                        Washington Post Company in 1982.  From
                                                                        1989 to 1991, he was President of
                                                                        Newsweek, Inc.  During that time he also
                                                                        was responsible for Post-Newsweek
                                                                        television stations.  From 1987 to 1989,
                                                                        he was The Washington Post Company's
                                                                        Chief Financial Officer.  He currently
                                                                        serves as a director of The
                                                                        International Herald Tribune, and is a
                                                                        member of the Advisory Board of Polaris
                                                                        Ventures, L.P., a venture capital fund,
                                                                        both of which are non-public entities.
                                                                        He presently serves as a director of
                                                                        Human Genome Sciences, Inc. and
                                                                        Ticketmaster-CitiSearch Online, Inc.,
                                                                        both of which are public companies.  He
                                                                        also is a director of The National
                                                                        Museum of National History.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS


          Information concerning Paul A. Brands, Chairman and Chief Executive Officer; Patrick W. Gross, Chairman of the Executive Committee of the Board of Directors; and Frank A. Nicolai, Executive Vice President and Secretary, is set forth above under the caption "Information Concerning Nominees for Director."

             NAME                  AGE             POSITION                          BACKGROUND
             ----                  ---             --------                          ----------
Fred L. Forman. . . . . . . . .     55             Executive         Dr. Forman  is currently in Europe on a
                                                Vice President       two- to three-year special assignment to
                                                                     perform various management duties with the
                                                                     Company's telecommunications group and
                                                                     overall European management program.  In
                                                                     addition, he presently coordinates the
                                                                     Company's Engagement Management Program
                                                                     and participates in several executive
                                                                     steering committees with key clients.  He
                                                                     joined the Company in 1971.

Ronald L. Schillereff. . . . .      54             Executive         Dr. Schillereff joined the Company in
                                                Vice President,      February 1999. From 1993 to 1998 he was
                                                Chief Financial      with Electronic Data Systems Corporation
                                                   Officer,          ("EDS") serving as Managing Director of
                                                 and Treasurer       EDS Australia (1997 to 1998); Managing
                                                                     Director of A.T. Kearney, a wholly-owned
                                                                     management consulting subsidiary of EDS
                                                                     (1995 to 1997); and Principal and Practice
                                                                     Leader in Management Consulting Services,
                                                                     the consulting division of EDS (1993 to
                                                                     1995).

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 29, 1999, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) all persons known by the Company to own 5% or more of such shares, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise noted below, each person named in the table has sole voting and sole investment power with respect to each of the shares beneficially owned by such person.

                                                         AMOUNT OF BENEFICIAL           PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNERSHIP(1)            OUTSTANDING SHARES(2)
------------------------------------                        ------------            ---------------------
Daniel J. Altobello(3)  . . . . . . . . . . . . . . . .        19,957                      0.0%
        6550 Rock Spring Drive
        Bethesda, MD  20817

Paul A. Brands (3)(4) . . . . . . . . . . . . . . . . .       510,441                      1.2%
        4050 Legato Road
        Fairfax, VA  22033

James J. Forese(3)  . . . . . . . . . . . . . . . . . .        87,374                      0.2%
        70 Valley Stream Parkway
        Malvern, PA  19355

Fred L. Forman(4) . . . . . . . . . . . . . . . . . . .       251,560                      0.6%
        4050 Legato Road
        Fairfax, VA  22033

Patrick W. Gross(3)(4)(5) . . . . . . . . . . . . . . .       700,142                      1.6%
        4050 Legato Road
        Fairfax, VA  22033

Dorothy Leonard(3)  . . . . . . . . . . . . . . . . . .         9,413                      0.0%
         Harvard University Graduate School
        of Business
        522 Soldiers Field Road
        Morgan Hall T93
        Boston, MA  02163

W. Walker Lewis(3)  . . . . . . . . . . . . . . . . . .         6,755                      0.0%
        399 Park Avenue, 19th Floor
        New York, NY  10022

Frederic V. Malek(3)  . . . . . . . . . . . . . . . . .        18,259                      0.0%
        901 15th Street, N.W.
        Suite 350
        Washington, D.C.  20004

Frank A. Nicolai(3)(4)(6) . . . . . . . . . . . . . . .       541,154                      1.3%
        4050 Legato Road
        Fairfax, VA  22033

Ronald L. Schillereff(4)  . . . . . . . . . . . . . . .             0                      0.0%
        4050 Legato Road
        Fairfax, VA  22033

Alan G. Spoon(3)(7) . . . . . . . . . . . . . . . . . .         4,749                      0.0%
        1150 15th Street, N.W.
        Washington, D.C.  20071

All executive officers and directors  . . . . . . . . .     2,149,804                      5.1%
        as a group (eleven persons)

  (1) The amount of beneficial ownership includes stock options granted to directors and executive officers which have vested and are or will become exercisable within 60 days of March 29, 1999. Accordingly, Mr. Altobello has 832 options vested and exercisable; Mr. Brands has 24,300 options vested and exercisable; Mr. Forese has 10,499 options vested and exercisable; Dr. Forman has 12,150 options vested and exercisable; Mr. Gross has 12,150 options vested and exercisable; Dr. Leonard has 2,833 options vested and exercisable; Mr. Lewis has 5,249 options vested and exercisable; Mr. Malek has 1,166 options vested and exercisable; Mr. Nicolai has 12,150 options vested and exercisable; Dr. Schillereff has no options vested and exercisable; and Mr. Spoon has 2,749 options vested and exercisable. All executive officers and directors as a group (eleven persons) have beneficial ownership of 84,078 options vested and exercisable within 60 days of March 29, 1999.

  (2) The percentages of Common Stock were calculated to include stock options vested and exercisable for those individual directors and executive officers who had such stock options. The number of shares of Common Stock was calculated as of March 29, 1999.

  (3)   Indicates a director of the Company.

  (4)   Indicates an executive officer of the Company.

  (5) The amount includes 64,875 shares beneficially owned by Mr. Gross' wife. Mr. Gross disclaims beneficial ownership with respect to the shares owned by his wife, who has the sole power to vote and dispose of such shares. The amount also includes 362,310 shares jointly owned by Mr. and Mrs. Gross, who share joint power to vote and dispose of such shares. Lastly, the amount includes 55,350 shares each owned by two trusts, totaling 110,700 shares, for the benefit of Mr. Gross' son and daughter, respectively, of which Mr. and Mrs. Gross are co-trustees. Mr. and Mrs. Gross share joint power to vote and dispose of such shares.

  (6) The amount includes 64,124 shares beneficially owned by Ms. Nicolai with respect to which she has sole voting and dispositive power. Mr. Nicolai disclaims beneficial ownership with respect to the shares owned by Ms. Nicolai.

  (7) The amount includes 2,000 shares jointly owned by Mr. Spoon and his spouse, who share joint power to vote and dispose of such shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors, executive officers, and persons who own more than 10% of a registered class of the equity securities of the Company ("reporting persons") file with the Securities and Exchange Commission (the "Commission") initial reports of ownership, and reports of changes in ownership, of shares of stock, and options to purchase such shares, of the Company. Reporting persons are required by Commission rules to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely upon a review of Section 16(a) reports furnished to the Company for the fiscal year ended December 31, 1998 (the "1998 fiscal year"), and representations by reporting persons that no other reports were required for the 1998 fiscal year, all Section 16(a) reporting requirements were met, except as follows. Mr. Frederic V. Malek failed to timely report on a Form 4 a sale of shares of Common Stock in March 1998, and Dr. Dorothy Leonard failed to timely report on a Form 4 a sale of shares of Common Stock in November 1998. Each of these directors timely filed a Form 5 for the 1998 fiscal year to report such transaction. In addition, Mr. Fred L. Forman failed to timely report on a Form 4 a sale of shares of Common Stock in February 1998. This transaction was recently reported on a Form 4.

                             EXECUTIVE COMPENSATION

 SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1998, to the Company's executive officers.


                                                            ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                            -------------------        -----------------------
                                                                                               AWARDS
                                                                                               ------

                                                                                               SHARES
                                                                                              UNDERLYING
                                                                                             OPTIONS (NO.         ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY       BONUS(1)     OTHER        OF SHARES)(2)      COMPENSATION(3)
---------------------------                  ----     ------       -----        -----        ----------         ------------
Paul A. Brands                               1998   $342,333      $437,500     $       0          3,000         $    8,328
        Chairman of the Board                1997    304,000             0             0              0              8,427
        of Directors, Chief Executive        1996    301,167             0             0         17,700              7,904
        Officer, and Director

Philip Giuntini                              1998   $240,250             0             0          2,000            658,328(4)
        Formerly President and               1997    304,000             0             0              0              8,427
        Director                             1996    301,167             0             0         17,700              7,904

Patrick W. Gross                             1998   $311,167       236,250             0          1,000              8,328
        Chairman of the Executive            1997    292,000             0             0              0              8,427
        Committee of the Board of            1996    290,547             0             0          8,850              7,904
        Directors and Director

Frank A. Nicolai                             1998    286,333       217,500             0          1,000              8,328
        Executive Vice President,            1997    268,000             0             0              0              8,427
        Secretary,  and Director             1996    265,500       150,750             0          8,850              7,904

Fred L. Forman                               1998    313,500       236,250     174,158(5)         1,000              8,328
        Executive Vice President             1997    303,667       229,500       9,959(6)             0              8,427
                                             1996    289,975       219,000             0          8,850              7,904

  (1) All amounts were awarded based on the achievement of annual performance goals under multi-year incentive compensation plans.

  (2) Each of these awards of shares of Common Stock is associated with performance under individual incentive compensation plans and was made by the appropriate Board committee pursuant to a shareholder-approved stock option plan.

  (3) Except as otherwise indicated, these amounts represent the Company's contribution to special individual retirement accounts pursuant to the AMS Simplified Employee Pension/IRA Plan (the "IRA Plan").

  (4) This amount consists of $650,000, which was paid by the Company to Mr. Giuntini in connection with his departure from the Company, and $8,328, which represents the Company's contribution under the IRA Plan.

  (5) This amount consists of $104,186 in foreign assignment related income and $69,972 in foreign taxes paid by the Company in connection with compensation paid to Dr. Forman for services performed for the Company abroad.

  (6) This amount represents foreign taxes paid by the Company in connection with compensation paid to Dr. Forman for services performed for the Company abroad.

OPTION GRANTS IN FISCAL 1998

         Shown below is information concerning stock option grants to the Company's executive officers who were granted options on Common Stock during the Company's 1998 fiscal year.

                                                INDIVIDUAL GRANTS
                               ----------------------------------------------------------       POTENTIAL REALIZABLE VALUE
                                   NUMBER OF     % OF TOTAL                                     AT ASSUMED ANNUAL RATES OF
                                     SHARES        OPTIONS                                       STOCK PRICE APPRECIATION
                                   UNDERLYING    GRANTED TO   EXERCISE OR                  FOR OPTION TERM COMPOUNDED ANNUALLY
                                    OPTIONS     EMPLOYEES IN  BASE PRICE       EXPIRATION  -----------------------------------
       NAME                        GRANTED(1)    FISCAL 1998  ($/SHARE)(2)        DATE               5%              10%
       ----                        -------       -----------  -----------         ----               --              ---
 Paul A. Brands  . . .             3,000               0.4%        $28.38    05/08/2003            $23,518          $51,967

 Philip M. Giuntini  .             2,000               0.3%         28.38    05/08/2003             15,679           34,646

 Patrick W. Gross  . .             1,000               0.1%         28.38    05/08/2003              7,839           17,323

 Frank A. Nicolai  . .             1,000               0.1%         28.38    05/08/2003              7,839           17,323

 Fred L. Forman  . . .             1,000               0.1%         28.38    05/08/2003              7,839           17,323

  (1) Each option grant is associated with a performance-based individual incentive compensation plan for 1998-1999 and was made by the appropriate Board committee pursuant to a shareholder-approved stock option plan. The options will become exercisable one day prior to the indicated expiration date. In accordance with each incentive compensation plan, the exercise date of an option award may be accelerated to June 30 or August 31 of the year following the end of the performance period covered by the plan if the Compensation Committee determines that the executive successfully completed the plan.

  (2) Each option grant was awarded with an exercise price equal to the market value of the Common Stock on the date of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         Shown below is information with respect to exercises by the Company's executive officers during the Company's 1998 fiscal year of options to purchase shares of Common Stock pursuant to Plan F, and earlier stock option plans.
Also shown is information with respect to certain unexercised options to purchase shares of Common Stock held by the Company's executive officers as of the end of the Company's 1998 fiscal year.

                                     NUMBER
                                       OF                          NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                     SHARES                          UNEXERCISED OPTIONS AT            IN-THE-MONEYOPTIONSAT
                                    ACQUIRED                           END OF FISCAL YEAR              END OF FISCAL 1998(2)
                                       ON            VALUE         -----------------------------    ---------------------------
               NAME                 EXERCISE      REALIZED(1)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----                 --------      -----------      ------------   --------------    -----------   -------------
Paul A. Brands. . . . . . . . .      12,825       $ 192,178           24,300           4,500          $ 472,837       $55,125

Philip M. Giuntini. . . . . . .      52,866         545,907                0               0                  0             0

Patrick W. Gross. . . . . . . .      16,537         287,790           13,500           1,750            277,894        21,750

Frank A. Nicolai. . . . . . . .       1,350          25,875           12,150           1,750            236,419        21,750

Fred L. Forman. . . . . . . . .      18,985         330,391           12,150           1,750            236,419        21,750

   (1) Based on the market value of the Common Stock on the date of exercise (as measured by the closing bid price of the National Market of The Nasdaq Stock Market), minus the option's exercise price.

   (2) Based on the market value of the Common Stock on the last trading day of 1998 (as measured by the closing bid price of $40.00 of the National Market of The Nasdaq Stock Market), minus the option's exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

         No long-term incentive plan awards were made to the Company's executive officers during the Company's 1998 fiscal year.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT OF EXECUTIVE COMPENSATION

COMPOSITION AND RESPONSIBILITIES OF COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's compensation policies generally. It is composed entirely of outside directors who have never served as officers of the Company or its affiliates (the "Outside Directors"). The Compensation Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer (the "CEO"), and on an annual basis determines the compensation to be paid to the executive officers. The Compensation Committee is responsible for the granting and administration of stock options and incentive compensation granted to the executive officers.

         The Compensation Committee has furnished the following report for fiscal 1998:

COMPENSATION OBJECTIVES AND PHILOSOPHY

         The objectives of the Company's executive compensation program are to provide a level of compensation that will attract and retain executives capable of achieving long-term success for the Company's shareholders and to structure their compensation packages such that a significant portion generally is tied to the achievement of multi-year targets for pre-tax income.

EXECUTIVE OFFICER COMPENSATION

         GENERAL. The Company's executive compensation program consists of three main components: (i) annual base salary, (ii) potential for an annual cash bonus and awards of stock options based on Company pre-tax income, the profit contribution of a particular business unit, individual performance, or some combination of these factors, and (iii) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests. In addition to research and recommendations furnished by the Company's senior management, the Compensation Committee has relied, inter alia, on information furnished through executive compensation surveys by a recognized compensation consulting firm, and information known to various members of the Board of Directors. The Compensation Committee compares salaries and other elements of executive compensation with the compensation paid to executives in technology and consulting firms which are actual competitors of the Company. Few of these companies are in the Hambrecht & Quist Technology Stock Index, the peer index chosen by the Company for comparison in the "Shareholder Return Performance Graph" below, because their shares are not publicly traded. They include, for example, the consulting divisions of certain Big 5 accounting firms, other prominent consulting firms which are wholly-owned subsidiaries of publicly-traded companies, and other software firms that are privately held.

         The executive officers, including the CEO, are eligible for the same benefits, including group health and life insurance and participation in the IRA Plan, as are available generally to the Company's professional staff, except that the executive officers do not participate in the Company's Profit-Sharing Plan (the "Profit-Sharing Plan"), a stock award plan, or the Company's Employee Stock Purchase Plan. The Company does not provide material perquisites to any of its executive officers.

         ANNUAL BASE SALARY. The Compensation Committee determines the annual base salary of each of the Company's executive officers, including the CEO. Changes in base salary are generally made effective on March 1. The same principles are applied in setting the salaries of all executive officers to ensure that salaries are competitively established. Salaries are determined by considering the officer's potential duties and responsibilities within the Company and his or her business unit, and the officer's potential impact on the operations and profitability of the Company. Unlike with respect to the Company's incentive compensation arrangements, the

Compensation Committee does not consider achievement of specific corporate performance factors in establishing base salaries for its executive officers. In general, it is the policy of the Company to set base salaries lower than would be typical for comparable positions in similar firms, and to include more compensation in incentive plans, particularly incentive compensation plans tied to multi-year performance periods.

         INCENTIVE COMPENSATION PLANS. Each executive officer of the Company generally participates in incentive compensation plans of one to three years in duration. These plans are similar to multi-year incentive plans in which other members of the Company's professional staff participate. Under such plans, the officer is eligible for annual cash incentive awards, and cash awards which may be made at the end of each plan if the Compensation Committee determines that the officer has met the specified goals of the executive's programs. Some plans also contemplate awards of stock options under the Company's shareholder-approved stock option plans. Each executive officer has a plan which details the executive officer's goals, which are comprised of financial performance, including targets for the Company's pre-tax income. Each executive officer also generally has an incentive compensation plan with targets based on the achievement of various individual goals.

         The annual cash awards under the incentive compensation plans and the cash portion of the award for completion of an incentive compensation plan generally are based on multiples of a percentage of the executive officer's salary for the relevant fiscal period. The number of stock options which may be awarded is determined at the time the performance goals are established. Such number of stock options is not determined by reference to any specific criteria other than the Company's historical practice of awarding stock options in connection with incentive compensation plans for certain executive officers. The exercise price of all options granted in connection with the incentive compensation plans for the executive officers is the fair market value of the shares on the date of grant of the option. Achievement of the specified financial or individual goals for plan years earlier than the final plan year in a multi-year plan entitles the executive to specified interim cash payments and stock option grants, all of which are considered advances against the multi-year incentive compensation amounts. Such interim cash payments are significantly less than a ratable percentage of the projected incentive compensation payable on successful completion of a multi-year plan. For example, successful completion of the first year of a two-year plan typically would entitle the executive to payment of 25% of target cash incentive compensation. Stock options in connection with multi-year plans also are granted according to a schedule specified in the plan, typically including a small percentage of options granted at the time the plans are approved by the Compensation Committee.

         Fiscal 1998 was the first year of two-year compensation plans for Paul
A. Brands, Patrick W. Gross, Frank A. Nicolai, and Fred L. Forman. All of these
plans included the same pre-tax income target as a financial goal.   In the
cases of Messrs. Nicolai and Forman, the incentive targets also included individual goals based on their respective areas of responsibility, such as achieving operational goals within budget, improving the Company's administrative processes, and expanding the Company's Achieving Breakthrough Performance program. All plans required that a minimum percentage of the stated goal must be achieved before any portion of the related incentive compensation share was payable. The plans also took into account projected pre-tax income for the year following the performance year just ended in determining whether awards are payable and the amounts thereof. Each plan also included higher award multiples for performance which exceeded the targets by a stated percentage.

         In February 1999, the Compensation Committee determined that Messrs. Brands, Gross, and Nicolai substantially met their financial goals relative to fiscal year 1998 and that Mr. Forman had substantially met his non-financial goals, and determined that each had earned the target payment of one incentive share. These amounts are shown above in the Summary Compensation Table under "Annual Compensation -- Bonus." The Compensation Committee in February 1999 also approved the interim stock option awards to Messrs. Brands, Gross, Nicolai, and Forman contemplated by their approved incentive compensation plans and based on achievement of the specified goals for fiscal 1998.

POLICY ON DEDUCTIBILITY OF COMPENSATION

         Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the allowable deduction for compensation paid or accrued with respect to persons who as of the end of the year are employed as the chief executive officer and each of the four most highly compensated executive officers of a publicly-held corporation is limited to no more than $1 million per year for fiscal years beginning on or after January 1, 1994. This limitation does not apply to compensation payable to the Company's current executive officers consisting of stock options issuable under Plan F or earlier stock option plans, nor to compensation payable under certain performance-based compensation plans approved by shareholders. The

Compensation Committee has taken certain actions to minimize the adverse effects of Section 162(m) on the after-tax income of the Company. In particular, as recommended by the Compensation Committee, the 1996 Incentive Compensation Plan for Executive Officers (the "IC Plan") was presented to and approved by the shareholders at the 1996 annual meeting of shareholders of the Company. Grants to executive officers of incentive compensation based on pre-tax income are generally expected to be covered by the IC Plan when such coverage is consistent with the Compensation Committee's goals. The IC Plan significantly limits the Compensation Committee's discretion regarding the structure and amount of incentive compensation paid to an employee covered by such Plan. Accordingly, not all incentive compensation payable to executive officers is paid pursuant to the IC Plan. The Compensation Committee projects that it is unlikely that deductions will be lost as a result of this practice. The Compensation Committee will continue to monitor whether compensation that is limited by Section 162(m) is likely to exceed the deduction limitations under Section 162(m), and the Compensation Committee is expected to take appropriate actions to reduce the likelihood of a loss of deductions.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Chief Executive Officer's annual base salary is established by the Compensation Committee using the same criteria as discussed above for the executive officers. Paul A. Brands, who has served as Chief Executive Officer of the Company since September 1993, received an annual base salary of $350,000 for 1998, which represented an increase of 15% over his base salary for 1997. The increase was not based on any specific corporate performance factors. Mr. Brands' incentive compensation payments are determined by the Compensation Committee based on targets for the Company's pre-tax income, collection of accounts receivable, and certain other financial and non-financial goals. As previously indicated, Mr. Brands met the financial target for his multi-year plan in effect for 1998-1999. In connection therewith, a first interim award of 12,000 options was granted by the Compensation Committee in February 1999.

         At its February 1999 meeting, the Compensation Committee also decided to increase Mr. Brands' base salary to $400,000 as of March 1, 1999.

                               Frederic V. Malek (Chairman)
                               Daniel J. Altobello
                               James J. Forese
                               Dorothy Leonard
                               W. Walker Lewis
                               Alan G. Spoon

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph and table provide a comparison of the cumulative total return on the Common Stock of the Company for the five-year period beginning December 31, 1993, with returns on the Standard & Poor's 500 Composite Index and the Computer Software Sector Index of the Hambrecht & Quist Technology Stock Index. The graph and table assume that the value of the investment in the Common Stock of the Company and each of the aforementioned indices on December 31, 1993, was $100 and that all dividends were reinvested, although the Company has never paid dividends on the Common Stock. The historical stock price performance of the Common Stock of the Company shown below is not necessarily indicative of future stock price performance.




                                    [GRAPH]





----------------------------------------------------------------------------------------------------
                                         12/31/93   12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
----------------------------------------------------------------------------------------------------
AMSY Common Stock                          $100       $146      $228      $279      $222      $456
----------------------------------------------------------------------------------------------------
S&P 500 Composite Index                    $100       $101      $139      $171      $229      $294
----------------------------------------------------------------------------------------------------
Hambrecht & Quist Technology/Software      $100       $126      $180      $219      $265      $346
----------------------------------------------------------------------------------------------------

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS

         The Company has a standing Executive Committee, Stock Option/Award Committee, Compensation Committee, and Audit Committee. The Company does not have a standing Nominating Committee.

         The Executive Committee is presently composed of three directors, all of whom are executive officers of the Company: Patrick W. Gross (Committee Chairman), Paul A. Brands, and Frank A. Nicolai. The Executive Committee generally has the power to authorize all corporate actions that the Board of Directors has the power to authorize, except as may be limited by law. The Executive Committee met once during 1998.

         The Stock Option/Award Committee is presently composed of three directors, all of whom are executive officers of the Company: Paul A. Brands (Committee Chairman), Patrick W. Gross, and Frank A. Nicolai. The Stock Option/Award Committee administers the Company's employee stock option plans, except as noted below. These directors are eligible to receive options under the plans, but options, if any, awarded to them are granted and administered by the Compensation Committee. The Stock Option/Award Committee also administers the Profit-Sharing Plan. Directors and executive officers are not eligible to participate in the Profit-Sharing Plan. The Stock Option/Award Committee meets as required and met once during 1998.

         The Compensation Committee is presently composed of the six Outside
Directors:  Frederic V. Malek (Committee Chairman), Daniel J. Altobello, James
J. Forese, Dorothy Leonard, W. Walker Lewis, and Alan G. Spoon. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's compensation policies generally. The Compensation Committee approves the compensation plans for the Company's executive officers, including the Chief Executive Officer, and on an annual basis determines the compensation to be paid to the executive officers. The Compensation Committee alone is responsible for the granting and administration of stock options granted to the executive officers and to the Controller. In 1998, the Compensation Committee met three times.

         The Audit Committee is presently composed of four Outside Directors:
James J. Forese (Committee Chairman), Daniel J. Altobello, Dorothy Leonard, and Alan G. Spoon. This Committee has the responsibility for making recommendations to the Board of Directors as to the independent accountants of the Company; for reviewing with the independent accountants, upon completion of their audit, the scope of their examination, any recommendations they may have for improving internal accounting controls, management systems, or choice of accounting principles, and other matters; and for reviewing generally the accounting control procedures of the Company. In 1998, the Audit Committee met three times.

         The Board of Directors met five times during 1998. Except for one meeting that was not attended by one director, all members attended all of the meetings of the Board and Committees of the Board on which they serve.

COMPENSATION

         Directors who also serve as executive officers of the Company are not separately compensated for attending Board meetings. Outside Directors are currently entitled to receive fees of $5,000 per Board meeting attended, plus travel expenses, and such fees and expenses were, in fact, paid for all meetings attended during fiscal 1998. In addition, Outside Directors were paid a retainer of $5,000 per year during fiscal 1998. Under the Company's Outside Directors Stock-for-Fees Plan (the "Stock-for-Fees Plan"), which was approved by shareholders in May 1995, Outside Directors can elect to have the annual meeting fees and retainer, which would otherwise be paid to the Outside Directors in cash, paid in the form of Common Stock. Alternatively, Outside Directors can elect to defer receipt of the annual meeting fees and retainer pursuant to the Company's Outside Director Deferred Compensation Plan. Under the terms of the Deferred Compensation Plan, Outside Directors making such an election would be credited with earnings on amounts deferred at an interest rate based on a corporate bond index and such interest rate would be increased by 300 basis points if the Company achieved certain annual performance goals.
W. Walker Lewis elected to have his annual meeting fees for four of the Board meetings he attended during 1998 paid in the form of Common Stock pursuant to the Stock-for-Fees Plan.

         Outside Directors also receive automatic grants of stock options, which vest over five years, pursuant to the Company's stock option plans. The number of shares subject to grant, and subject to outstanding options, are adjusted when stock splits occur. The numbers of options reported below in this paragraph are the numbers of the original grants and do not give effect to the June 1992, October 1994, or January 1996 stock splits to the extent such
splits occurred after the date of grant.   All options granted to Outside
Directors vest at the rate of 1/60th a month for each month the Outside Director continues to serve as a director. Pursuant to a prior stock option plan, each Outside Director in May 1988 was granted 5,000 options to purchase shares of Common Stock. James J. Forese, who became a director in November 1989, was granted 5,000 options on November 10, 1989. Dorothy Leonard, who became a director in September 1991, was granted 5,000 options on September 27, 1991. Under 1992 Amended and Restated Stock Option Plan E, as amended ("Plan E"), each new Outside Director was automatically granted 5,000 options (such number subject to adjustments for splits) upon first becoming a director, and each Outside Director was automatically granted an additional 5,000 options (such number subject to adjustments for splits), vesting over five years, when
any options previously granted have fully vested.   Plan F, as currently in
effect, provides for the grant of the same amount of options to Outside Directors. Pursuant to Plan E, Daniel J. Altobello was granted 7,500 options on July 27, 1993 when he first became a director, and Frederic V. Malek was granted 5,000 options in April 1993 because his options granted in 1988 had fully vested. The grant to Mr. Malek was made subject to shareholder approval, which was obtained in May 1993. In addition, under Plan E, Mr. Forese was granted 7,500 options (after giving effect to the October 1994 stock split) in November 1994 because his options granted in 1988 had fully vested, and W. Walker Lewis was granted 5,000 options on December 1, 1995 when he became a director. Dr. Leonard was granted 5,000 options under Plan E in August 1996 because her options granted in 1991 had fully vested, and Alan G. Spoon was granted 5,000 options under Plan E in September 1996 when he became a director. Mr. Malek was granted 5,000 options under Plan F in April 1998 because his options granted in 1993 had fully vested. In addition, Mr. Altobello was granted 5,000 options under Plan F in August 1998 because his options granted in 1993 had fully vested.

         The proposal to approve an amended Plan F would eliminate the automatic, nondiscretionary stock option awards to Outside Directors. The amended Plan F would permit the Compensation Committee to grant stock options to Outside Directors on a discretionary basis. See "Proposal to Approve an Amended 1996 Amended Stock Option Plan F," below.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

         Frederic V. Malek, James J. Forese, Dorothy Leonard, Daniel J. Altobello, W. Walker Lewis, and Alan G. Spoon served as members of the Compensation Committee during fiscal 1998 and continue to serve as members. Mr. Malek is Chairman of the Compensation Committee.

         During 1998, there were no Compensation Committee interlocks, and there was no insider participation in the executive compensation decisions of the Company.

                      PROPOSAL TO APPROVE AN AMENDMENT TO
           THE CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED
                        NUMBER OF SHARES OF COMMON STOCK

         An amendment (the "Charter Amendment") to Article Fourth of the Certificate of Incorporation was adopted by the Board of Directors on February 26, 1999, subject to approval by the shareholders. The text of the Charter Amendment is set forth in Exhibit A to this Proxy Statement and is incorporated herein by reference, and the discussion herein is qualified in its entirety by reference thereto. The Charter Amendment increases the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares. Shareholders of the Common Stock are not entitled to preemptive rights.

         The additional shares are likely to be used for stock splits which the Company may authorize from time to time. The proposed increase in the authorized number of shares is necessary to permit future stock splits. The Company has split its stock six times since 1985, most recently in January 1996, when the Board of Directors authorized a 3-for-2 split. The cumulative effect of these splits has multiplied one share at the beginning of 1985 into
20.25 shares currently. The additional shares proposed to be authorized could also be used to satisfy stock options which may be granted under stock option plans in the future or obligations under other stock-based compensation plans, such as the Profit-Sharing Plan or the Stock-for-Fees Plan. Finally, it would also be possible for the Company to issue the additional shares proposed to be authorized as stock dividends or in connection with acquisitions, financings to raise funds, or other actions to expand or enhance the Company's business. At this time, the Company does not contemplate any of these actions which would require the use of unissued authorized shares, other than the satisfaction of obligations under benefit plans and the possibility of future stock splits. Conceivably, it may be possible for the issuance of additional shares to deter potential takeover efforts if the additional shares were issued to persons who are opposed to such efforts. However, the Company is not aware of any potential takeover efforts and the proposed increase in the authorized number of shares was unrelated to any such concern.

         As of March 29, 1999, there were outstanding 42,514,408 shares of Common Stock and 2,833,624 shares of Common Stock reserved for issuance upon exercise of the options granted under the Company's stock option plans. If the Charter Amendment is approved by the shareholders, based on the number of shares outstanding on March 29, 1999, there will be 157,485,592 shares of authorized but unissued Common Stock. The issuance of additional authorized shares pursuant to a stock split or stock dividend will not reduce the percentage of the total number of outstanding shares held by any shareholder or have a dilutive financial effect; the sale of any additional authorized shares will proportionately reduce the percentage of the total number of outstanding shares held by any shareholder, although such a sale will not have a dilutive financial effect unless the additional shares are sold for less than the then fair market value of the Common Stock. The Board of Directors does not anticipate issuing additional shares of Common Stock for less than fair market value except to the extent that the exercise price of employee stock options is less at the time of the options' exercise than the fair market value of the Common Stock.

         The additional shares of Common Stock to be authorized under the Charter Amendment may be issued from time to time by the Board of Directors without the necessity of further shareholder action.

         Approval of the Charter Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors has unanimously adopted a resolution approving the Charter Amendment and directed that it be submitted to the shareholders for their consideration. The members of the Board of Directors and the Company's executive officers have advised the Company that they intend to vote all shares in their control in favor of the Charter Amendment. In the event that the Charter Amendment is not approved by the shareholders of the Company at the Annual Meeting, the Board of Directors will reconsider it.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
           INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

                         PROPOSAL TO APPROVE AN AMENDED
                        1996 AMENDED STOCK OPTION PLAN F

INTRODUCTION AND SUMMARY DESCRIPTION OF PROPOSED AMENDMENTS

         The Company's 1996 Stock Option Plan F was adopted by the Board of Directors on April 3, 1996, and was approved by the Company's shareholders on May 10, 1996. The Plan was amended in 1997, becoming 1996 Amended Stock Option Plan F (i.e., Plan F). The Company's shareholders now are being asked to approve Plan F, as amended by amendments that were approved by the Board of Directors effective as of March 3, 1999, subject to shareholder approval (the "Amendments").

         The Amendments (i) increase the number of shares of Common Stock authorized to be issued pursuant to stock options granted under Plan F from 3,800,000 shares to 5,800,000 shares, (ii) increase the maximum lifetime of stock options from five years to ten years in the case of nonqualified stock options ("NSOs") and from eight years to ten years in the case of incentive stock options ("ISOs"), (iii) provide for stock options to be granted by the Compensation Committee to Outside Directors generally on a discretionary basis, rather than on an automatic, nondiscretionary basis, (iv) clarify the respective roles of the Board of Directors, the Stock Option/Award Committee, and the Compensation Committee under Plan F, and (v) make technical changes to conform more closely to regulations issued by the Commission under Section 16(b) of the Exchange Act and by the Internal Revenue Service under Section 162(m).

         The Board of Directors believes that the Amendments will further the purposes of Plan F, which are (i) to offer to those employees who contribute materially to the successful operation of the Company additional incentive and encouragement to remain in the employ of the Company by increasing their personal participation in the Company through stock ownership, (ii) to provide an alternative means of compensating key employees whose performances contribute significantly to the success of the Company, and (iii) to attract and retain directors who have not at any time been officers or employees of the Company (i.e., Outside Directors) and to compensate the Outside Directors for service to the Company.

         The text of Plan F, as proposed to be amended (the "Proposed Plan") and incorporating the Amendments in italics, is set forth in Exhibit B to this Proxy Statement, and the following description of Plan F is qualified by reference to such text.

SUMMARY DESCRIPTION OF PLAN F

         Plan F as currently in effect (the "Current Plan") provides that options to purchase Common Stock may be granted to any key employee (including officers and directors) of the Company and its subsidiaries who meets minimum salary and other requirements established by the Board of Directors. "Outside Directors" also are eligible to receive options under the Current Plan. The Current Plan defines "Outside Directors" generally as directors who have not at any time been officers or employees of the Company. As of March 29, 1999, 2,138 key employees (i.e., five executive officers, 199 Vice Presidents, 532 Senior Principals, and 1,402 Principals, including persons in comparable positions) and six Outside Directors were eligible to participate in the Current Plan.

         The Current Plan provides that it shall be administered by the Board of Directors or the Stock Option/Award Committee, except as provided below.
The Stock Option/Award Committee currently performs this function. In accordance with the provisions of the Current Plan, the Stock Option/Award Committee has the authority to determine which employees shall be granted options, whether the options are NSOs or ISOs, the times at which options are granted, the exercise prices of options, the numbers of shares subject to options, the times at which or the periods over which options vest, the times at which options terminate, and whether the exercise price of an option will be paid in cash or stock.

         Under the Current Plan, a committee composed of at least two "non-employee directors" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), who also are "outside directors" (within the meaning of Section 162(m)), has the authority (i) to make awards to directors of the Company who are not Outside Directors, to all persons who are "officers" of the Company (within the meaning of Section 16) and to "covered employees" (within the meaning of Section 162(m)) and (ii) to perform all other functions of the Board of Directors or Stock Option/Award Committee with respect to outstanding awards to any of such directors, officers, and covered employees. The Compensation Committee currently performs these functions with respect to these individuals. Under the Proposed Plan, the Compensation Committee would be referred to specifically throughout such Plan as the committee responsible for performing these functions.

         Under the Current Plan, options may be granted to key employees either
(i) on the basis of awards earned under the Company's incentive compensation programs for groups of key employees, or (ii) as the Board of Directors or the appropriate Committee may determine. If options are granted in connection with the Company's incentive compensation programs, then performance bonuses and options based thereon are earned based on the employee's success in meeting predetermined performance standards during one or more years (the "Performance Period"). Such options are granted, if at all, at the time that the Company determines that the employee has met or will meet the employee's predetermined performance standards for the Performance Period in question.

         Under the Current Plan, the award of options to Outside Directors is non-discretionary. NSOs for 5,000 shares are granted automatically to any new Outside Director on the date of the Outside Director's first election or appointment to the Board of Directors, subject to vesting as provided in such Plan. On the day after those stock options become fully vested (other than vesting by reason of death or disability), each Outside Director receives an additional grant of 5,000 shares. One sixtieth of the subsequent options vest on the date of grant and thereafter are subject to vesting as provided in the Current Plan. The Proposed Plan would provide that the award of stock options to Outside Directors, and the terms of those options (including terms dealing with vesting), generally would be subject to the discretion of the Compensation Committee. However, as under the Current Plan, stock options granted to Outside Directors would vest upon the termination of an Outside Director as a member of the Board of Directors by reason of death or disability.

         The Current Plan provides that options granted to all directors, officers and ten percent shareholders (as defined for purposes of Section 16 of the Exchange Act) are not exercisable for a period of at least six months from the date of grant. The Proposed Plan would eliminate this requirement because it no longer is required to comply with Rule 16b-3 under Section 16 of the Exchange Act.

         The Current Plan authorizes the issuance of options to purchase a maximum of 3,800,000 shares, subject to adjustment for future capital changes. Of this number, 1,661,067 shares remained available as of March 29, 1999 for issuance pursuant to options granted thereunder. The Proposed Plan would increase the number of shares authorized to be issued to 5,800,000.

         Shares subject to options granted under the Current Plan that terminate or expire unexercised are available for the grant of future options. The number of shares that may be subject to options granted under the Current Plan in any single calendar year for awards earned for one-year Performance Periods may not exceed 200,000 shares, subject to possible adjustment for capital changes. There is no annual limitation on options granted with respect to awards earned for Performance Periods of more than one year. However, the maximum number of shares that may be subject to options granted under the Current Plan to any "covered employee" (as defined in Section 162(m)) during the life of such Plan is 100,000 shares, subject to adjustment for future capital changes.

         Under the Current Plan, NSOs are exercisable only to the extent that they are vested. For employees, the Board of Directors or the appropriate Committee selects a vesting schedule over a period of up to five years or provides for vesting upon the attainment of specified performance goals or other events. Optionees who receive NSOs are entitled to exercise at any time, or from time to time, all or any portion of a vested NSO. The exercise price of all NSOs granted under the Current Plan, except those options granted in connection with one-year incentive compensation plans, is the fair market value of the Common Stock on the date of grant of the option. NSOs granted in connection with one-year incentive compensation plans may be granted with exercise prices other than the fair market value of the Common Stock on the date of grant only if the exercise price is determined by a formula selected by the Board (or the appropriate Committee) that is based on the fair market value of the Common Stock, as of a date, or over a period, that is within three months of the date of grant.

         Under the Current Plan, ISOs also are exercisable only to the extent that they are vested. ISOs vest over a period of up to seven years. Employees who have been granted ISOs may exercise at any time, or from time to time, all or any portion of a vested ISO. The exercise price of ISOs is determined by the appropriate Committee and must be at least equal to the fair market value of the Common Stock on the date the ISO is granted (except ISOs granted to ten percent shareholders, in which case the price may not be less than 110% of fair market value).

         Under the Current Plan, all NSOs expire no later than five years after the date of grant, and all ISOs expire no later than eight years after the date of grant. Under the Proposed Plan, NSOs and ISOs would expire no later than ten years after the date of grant.

         For purposes of the Current Plan, the fair market value of the Common Stock is the closing bid price of the Common Stock as quoted in the National Market of The Nasdaq Stock Market on the date of grant of the option, or, if there is no trade on such date, on the most recent date on which the Common Stock was traded. On March 29, 1999, the closing bid price of the Common Stock was $34.25 per share.

         Under the Current Plan, options granted to employees may be amended to advance the date on which the option vests. The Proposed Plan would extend this rule to options granted to Outside Directors. If an option is so amended, the amendment also may provide that the shares that would not have been vested under the original vesting schedule shall be subject to repurchase for a period of time by the Company at the original exercise price upon termination of employment of the employee for any reason. If the Company is merged, consolidated, sold, liquidated, or dissolved, the Current Plan also provides for the automatic acceleration of the vesting of options that would have vested within one year of any such event.

         An option is exercised by giving written notice to the Company, specifying the full number of shares of Common Stock to be purchased and tendering payment to the Company of the exercise price. Payment for shares issued upon the exercise of an option may consist of cash or delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to the Company the number of sales or loan proceeds required to pay the exercise price. Under the Current Plan, the Board of Directors or the appropriate Committee also has the authority to permit an optionee to pay the exercise price for shares using shares of the Common Stock owned for at least six months, or a combination of cash and such previously-owned stock.

         An option is not transferable during the lifetime of the optionee, other than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order ("QDRO"). Unless transferred under a QDRO, an option is exercisable during the optionee's lifetime only by the optionee.

         Upon termination of an employee's employment with the Company for any reason other than resignation following completion of ten or more years of continuous service, all options held by the employee that are not exercisable on the date of such termination expire. If the Board of Directors or the appropriate Committee determines that an employee has committed certain defined acts of misconduct, such as embezzlement, fraud, dishonesty, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, neither the employee nor his or her estate is entitled to exercise any option whatsoever.

         To the extent NSOs held by an employee are exercisable upon the employee's termination of employment, shares subject to NSOs held by the employee may be purchased during the "exercise period," after which the NSOs expire and all rights granted under the agreement pursuant to which the options were granted become null and void. The "exercise period" ends on the earlier of (i) the date on which the NSOs expire by their terms and (ii) (a) except in the case of death, disability, or resignation as an employee following completion of ten or more years of continuous service as an employee, thirty days after the date of the employee's termination of employment, or (b) in the case of death, disability, or resignation as an employee following completion of ten or more years of continuous service, one year after the date of the employee's termination of employment.

         Upon termination of an Outside Director as a member of the Board of Directors for any reason other than resignation as an Outside Director following completion of ten or more years of continuous service as an Outside Director, death or disability, all options held by the Outside Director that are not exercisable on the date of such termination expire. Upon the termination of an Outside Director as a member of the Board of Directors for the reason of resignation as an Outside Director following completion of at least ten years of continuous service as an Outside Director, death or disability, the "exercise period" for shares subject to an NSO held by the Outside Director, his or her heirs, legatees, or legal representatives, as the case may be, ends on the earlier of (i) the date on which the NSO expires by its terms and (ii) the date one year after the date of termination of the Outside Director's service as a member of the Board of Directors.

         All ISOs held by an employee will expire unless exercised by the employee, his or her heirs, legatees, or legal representatives, as the case may be, before the earlier of (i) the date on which the ISO expires by its terms and (ii) (a) except in the case of death or disability, within thirty days after the date employment is terminated and (b) in the case of death or disability, within one year after the date of termination of employment.

         Under the Current Plan, the Board of Directors may, at any time, amend such Plan or the terms of options granted under such Plan, except that, among other things, no amendment may, without approval of the shareholders, materially modify the terms of such Plan as to "covered employees" (within the meaning of Section 162(m)). Consistent with Section 162(m), the Proposed Plan would prohibit only modifications to the material terms of such Plan as to such employees without shareholder approval.

TAX CONSEQUENCES

         Information regarding the federal income tax consequences to the Company and to optionees of options granted under Plan F follows. This information is not intended to be exhaustive and is only intended to briefly summarize the federal income tax statutes, regulations and currently available agency interpretations thereof, and is intended to apply to Plan F as normally operated. It is recommended that optionees consult their own professional tax advisors for personal and specific advice about options.

         An optionee has no tax consequences from the grant of an NSO. Upon exercise of an NSO, the optionee has compensation income taxable at ordinary income tax rates on the amount by which the fair market value of the shares received as of the date of exercise exceeds the exercise price. The Company is entitled to a deduction equal to the amount of compensation income to the optionee as long as income taxes are withheld on the optionee's compensation income. Upon the sale of Common Stock acquired through the exercise of an NSO, any difference between the amount realized and the fair market value of the Common Stock as of the date of exercise will be capital gain or loss.

         An employee is not taxed upon the grant of an ISO. Except for the possible imposition of the alternative minimum tax, an optionee is not taxable on the exercise of an ISO. Unlike the exercise of an NSO, the Company is not entitled to a deduction with respect to an ISO unless the optionee engaged in a "disqualifying disposition," which is described below. Upon a sale of shares acquired upon exercise of an ISO, the employee will recognize capital gain or loss, as the case may be, equal to the difference between the amount realized on the sale and the exercise price, provided the sale occurs at least two years after the grant of the ISO and at least one year after the exercise of the ISO. If these holding periods are not satisfied, the sale of shares acquired upon exercise of an ISO is a "disqualifying disposition." If the sale is a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price is compensation income taxable at ordinary income tax rates, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain. The Company would be entitled to a deduction equal to the amount of compensation income taxable to the optionee. The excess of the fair market value of the shares at the time of exercise over the exercise price of the ISO increases the optionee's alternative minimum taxable income.

         If an optionee who is subject to the "short-swing profit liability" rules under Section 16(b) of the Exchange Act purchases shares of Common Stock within six months before the optionee exercises an NSO or an ISO, the tax consequences of exercising the option that normally occur on the option exercise date may be delayed for up to six months. In such a case, unless the optionee makes an election under Section 83(b) of the Internal Revenue Code to avoid the delay, the tax consequences that normally occur on the exercise date of an ISO or NSO will occur on the first date on which a sale of the shares of Common Stock acquired upon exercise of the option would not subject the optionee to liability under Section 16(b) of the Exchange Act.


NEW PLAN BENEFITS

         The number of stock options that would have been granted during the Company's 1998 fiscal year to each of the following persons or groups had the Proposed Plan been in effect would not differ from the number that was in fact granted under the Current Plan, as set forth below.

                                                                   POTENTIAL REALIZABLE
                                                                     VALUE AT ASSUMED
                                                                      ANNUAL RATES OF
                                                                        STOCK PRICE
                                                                     APPRECIATION FOR
                                                                        OPTION TERM
                   NAME AND POSITION                               COMPOUNDED ANNUALLY(1)          NUMBER OF UNITS(2)
                   -----------------                               -------------------             ---------------
                                                                    5%               10%
                                                                  ------           -------
Paul A. Brands  . . . . . . . . . . . . . . . . . . .         $   23,518        $   51,967                3,000
        Chairman of the Board of Directors, Chief
        Executive Officer, and Director

Philip M. Giuntini  . . . . . . . . . . . . . . . . .             15,679            34,646                2,000
        Formerly President, and Director

Patrick W. Gross  . . . . . . . . . . . . . . . . . .              7,839            17,323                1,000
        Chairman of the Executive Committee of the
        Board of Directors, and Director

Frank A. Nicolai  . . . . . . . . . . . . . . . . . .              7,839            17,323                1,000
        Executive Vice President, Secretary, and
        Director

Fred L. Forman  . . . . . . . . . . . . . . . . . . .              7,839            17,323                1,000
        Executive Vice President

All current executive officers as a group . . . . . .             62,714           138,582                8,000

All current directors who are not executive officers
as a group  . . . . . . . . . . . . . . . . . . . . .             79,411           175,522               10,000

All employees who are not executive officers as a group        5,422,509        13,216,533              713,244


 (1) The potential realizable value is calculated based on the term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the shares are sold on the last day of its term for the appreciated stock price. Such values do not include consideration of income tax consequences.


 (2) This number represents options that were granted during the 1998 fiscal year pursuant to Plan F.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting or represented by Proxy and entitled to vote to approve Plan F, as amended by the Amendments, is required for approval of such Plan. The Board of Directors has unanimously adopted a resolution approving Plan F, as amended by the Amendments, and directed that it be submitted to the shareholders for their consideration. The members of the Board of Directors and the Company's executive officers have advised the Company that they intend to vote all shares in their control in favor of Plan F, as amended by the Amendments. In the event that Plan F, as amended by the Amendments, is not approved by the shareholders of the Company at the Annual Meeting, the Board of Directors will reconsider the Amendments; unless and until the Board takes further action with respect to the Amendments, Plan F will remain in effect in accordance with its terms.


             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                 OF AN AMENDED 1996 AMENDED STOCK OPTION PLAN F

                         INDEPENDENT PUBLIC ACCOUNTANTS

         On July 31, 1998, at the Company's regularly scheduled meetings of the Board of Directors and the Audit Committee, the Company accepted the resignation of PricewaterhouseCoopers LLP because of conflicts of interest resulting from the July 1, 1998 merger of Price Waterhouse LLP and Coopers & Lybrand LLP. The Company and Coopers & Lybrand LLP have long-standing business relationships which both parties wish to continue. In view of the independence requirements of the Commission regarding the independence of certifying public accountants, the Company and PricewaterhouseCoopers LLP mutually determined that it would be inappropriate for PricewaterhouseCoopers LLP to continue as the Company's accountants. Price Waterhouse LLP was the Company's independent certifying accountants for 28 years. As a result of these circumstances, the Audit Committee and the Board of Directors thereupon appointed Deloitte & Touche LLP as the Company's independent certifying accountants for the fiscal year ending December 31, 1998.

         During the two fiscal years ended December 31, 1997 and December 31, 1996, the reports of PricewaterhouseCoopers LLP on the annual financial statements have neither contained any adverse opinions or disclaimers of opinions, nor have they been qualified or modified. During such two-year period, and through July 31, 1998, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its reports on the financial statements for such years.

         A representative from Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement should the representative desire to do so, and is expected to be available to respond to appropriate questions during such Meeting.

         The Board of Directors has not yet appointed an accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 1999. The Board of Directors, upon the recommendation of the Audit Committee, expects to make such appointment at its regularly scheduled meeting in July 1999.

                                 OTHER MATTERS

         The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated above in this Proxy Statement. If any other business should come before the Annual Meeting, including a vote to adjourn such Meeting, the persons named in the enclosed Proxy will vote thereon at the Meeting, or any adjournment thereof, as they determine to be in the best interests of the Company.

         Under the rules of the Commission, the date by which proposals of shareholders of the Company intended to be presented at the 2000 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors is December 21, 1999. Shareholder proposals should be submitted to Frank A. Nicolai, Secretary, American Management Systems, Incorporated, 4050 Legato Road, Fairfax, Virginia 22033.

         Under the Company's By-laws (the "By-laws"), a stockholder must follow certain procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of shareholders. These procedures provide that shareholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the Secretary of the Company. The Secretary of the Company generally must receive notice of any such proposal not less than sixty days and no more than ninety days prior to the anniversary of the preceding year's annual meeting of shareholders. In the case of proposals for the 2000 annual meeting of shareholders, the Secretary of the Company generally must receive notice of any such proposal no earlier than February 7, 2000, and no later than March 9, 2000 (other than proposals intended to be included in the proxy statement and form of proxy, which, as noted above, must be received by December 21, 1999). Generally, such shareholder notice must set forth (a) as to each nominee for director, all information relating to such nominee that is required to be disclosed in solicitations or proxies for election of directors under the proxy rules of the Commission; (b) as to any other business, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder, (i) the name and address of such shareholder, (ii) the number of shares of Common Stock which are owned beneficially and of record by such shareholder, (iii) a representation that the shareholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, and (iv) a representation as to whether the shareholder intends, or is part of a group which intends, to solicit proxies from other shareholders in support of such nomination or other business. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the By-laws shall be disregarded. A copy of the By-laws may be obtained without charge on written request to Frank A. Nicolai, Secretary, American Management Systems, Incorporated, 4050 Legato Road, Fairfax, Virginia 22033.

         In addition, the form of proxy solicited by the Board of Directors in connection with the 2000 annual meeting of shareholders will confer discretionary authority to the named proxies to vote on any proposal, unless with respect to a particular proposal the Secretary of the Company receives notice of such matter no earlier than February 7, 2000, and no later than March 9, 2000, and such notice complies with the other requirements described in the preceding paragraph.

                                 ANNUAL REPORT

         A copy of the 1998 Annual Report of the Company (which includes condensed financial data and a letter to shareholders) accompanies this Proxy Statement. Appendix 1 to this Proxy Statement, titled "1998 Financial Report," contains all of the financial information (including the Company's audited financial statements), and certain general information, previously published in the Company's Annual Report. Appendix 1 is incorporated herein by reference.
A copy of the Company's 1998 Annual Report on Form 10-K may be obtained without charge by writing to Frank A. Nicolai, Secretary, American Management Systems, Incorporated, 4050 Legato Road, Fairfax, Virginia 22033.


                                     BY ORDER OF THE BOARD OF DIRECTORS,



                                     Frank A. Nicolai
                                     Secretary

April 21, 1999
Fairfax, Virginia


         SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REMINDED TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED OR CAST YOUR VOTES BY TELEPHONE AT 1-800-840-1208.

                                                                       EXHIBIT A

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

                  SECOND RESTATED CERTIFICATE OF INCORPORATION

                                    AMENDMENT

                                TO ARTICLE FOURTH

               Section. 1. Authorized Shares. The total authorized capital stock of the Corporation shall be 204,000,000 shares, consisting of 4,000,000 shares of Preferred Stock, par value $.10 per share (herein called the "Preferred Stock"), and 200,000,000 shares of Common Stock, par value $0.01 per share (herein called the "Common Stock").

                                                                       EXHIBIT B

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

                  1996 AMENDED STOCK OPTION PLAN F, AS AMENDED
                         AND IN EFFECT ON MARCH 29, 1999

                           (As Amended March 3, 1999,
                 Such Amendment Subject To Shareholder Approval)

I.             PURPOSES

               There are three purposes of the 1996 Amended Stock Option Plan F (the "Plan"). The first is to offer to those employees who contribute materially to the successful operation of AMERICAN MANAGEMENT SYSTEMS, INCORPORATED (the "Corporation") additional incentive and encouragement to remain in the employ of the Corporation by increasing their personal participation in the Corporation through stock ownership. The second purpose is to provide an alternative means of compensating key employees whose performances contribute significantly to the success of the Corporation. The third is to attract and retain directors who have not at any time been officers or employees of the Corporation ("Outside Directors") and to compensate such Outside Directors for service to the Corporation. The Plan provides a means whereby optionees may purchase shares of the $0.01 par value common stock of the Corporation (the "Common Stock") pursuant to options. The options may be either one of two types, (1) "incentive stock options" which will qualify as such under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or under any applicable successor statute, or (2) "nonqualified stock options," that is, options which are not intended to qualify as incentive stock options under Section 422 of the Code.

II.            ADMINISTRATION

               Except as otherwise provided in this Section II, the Plan shall be implemented and administered by the Board of Directors of the Corporation (the "Board") or a Stock Option/Award Committee appointed by the Board and composed of three or more directors of the Corporation.

               The Stock Option/Award Committee may be delegated the authority and discretion to adopt and revise such rules and regulations as it shall deem necessary for the administration of the Plan, and to determine, consistent with the provisions of the Plan, the employees to be granted options, whether such options shall be nonqualified stock options or incentive stock options, the times at which options shall be granted, the exercise price of the shares subject to each option (subject to paragraph D of Section VI), the number of shares subject to each option, the vesting schedule of options or whether the options shall be immediately vested, the times when options shall terminate, and whether the exercise price of options shall be paid in cash or stock. Acts of a majority of the members of the Stock Option/Award Committee at a meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Stock Option/Award Committee, shall be the valid acts of the Stock Option/Award Committee. The Stock Option/Award Committee's actions, including any interpretation or construction of any provisions of the Plan or any option granted hereunder, shall be final, conclusive and binding unless otherwise determined by the Board at its next regularly scheduled meeting.

               Notwithstanding any other provision of this Section II, or the Plan or any documentation governing incentive compensation plans pursuant to which officers may elect to receive options under this Plan, a committee composed of at least two Non-Employee Directors, within the meaning of Rule 16b-3(b)(3) of the Securities and Exchange Commission who also are "outside directors" within the meaning of Section 162(m) of the Code (the "Compensation Committee"), shall have the authority (a) to make awards to directors of the Corporation who are not Outside Directors, to all persons who are "officers" of the Corporation as defined for purposes of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934, as amended (the "Act"), and to "covered employees," within the meaning of Section 162(m) of the Code, and (b) to perform all other functions of the Board or Stock Option/Award Committee, as the case may be, with respect to outstanding awards to any of such directors, officers, and covered
                                       B-1
employees including without limitation amendments to this Plan or such outstanding awards which affect such persons.

               No member of the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

III.           ELIGIBILITY; PARTICIPATION; SPECIAL LIMITATIONS

               All key employees (including officers and directors) of the Corporation, or any corporation in which the Corporation owns stock possessing more than 50 percent of the voting power (a "Subsidiary"), who meet minimum salary and other requirements established by the Board, shall be eligible to receive options under the Plan. All Outside Directors also shall be eligible to receive options under the Plan. An employee who has been granted an option may be granted an additional option or options or rights under the Plan if the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall so determine. The granting of an option under the Plan shall not affect any outstanding stock option previously granted to an employee under the Plan or any other plan of the Corporation.

               Nothing contained in the Plan, or in any option granted pursuant to the Plan, shall (i) confer upon any employee the right to continued employment, or shall interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of such employee at any time or (ii) confer upon any Outside Director the right to continued membership on the Board, or shall interfere in any way with the right of the Corporation to terminate the membership on the Board of such Outside Director.

               In no event, however, shall an incentive stock option be granted to any person who then owns (as that term is defined in Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, unless the exercise price as determined under paragraph D of Section VI hereof is equal to at least 110% of the fair market value of the stock subject to the incentive stock option as of the date of grant and unless the term during which such incentive stock option may be exercised does not exceed five years from the date of the grant thereof. Options will not be treated as incentive stock options to the extent that the aggregate fair market value (determined as of the date the option is granted) of the Common Stock with respect to which options are exercisable for the first time by an employee during any calendar year (under all incentive stock option plans of the Corporation and its Subsidiaries) exceeds $100,000.

IV.            BASIS OF GRANT

               Options shall be granted to employees either (a) on the basis of awards earned under the Corporation's incentive compensation programs for groups of key employees, as in effect from time to time, or (b) as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, may determine from time to time. If options are granted based on (a) hereof, then performance bonuses and options based thereon shall be earned based on the employee's success in meeting predetermined performance standards during one or more years (the "Performance Period"). Options shall be granted under (a) hereof, if at all, at the time that the Corporation determines in its judgment that the employee has met or will meet the employee's predetermined performance standards for the Performance Period.

               Options shall be granted to Outside Directors as the Compensation Committee may determine from time to time.

V.             NUMBER OF SHARES AND OPTIONS

               A. Shares of Stock Subject to the Plan. The number of shares authorized to be issued pursuant to options granted under the Plan is 5,800,000 shares, subject to adjustment in accordance with the provisions of paragraph G of Section VI hereof. Shares subject to options granted under the Plan may be authorized and unissued shares or shares previously acquired or to be acquired by the Corporation and held in treasury. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be subject to an option granted under the Plan.

               B. Maximum Number of Options. The number of shares which may be subject to options granted under the Plan in any single calendar year for awards earned for one-year Performance Periods shall not exceed 200,000 shares, subject to adjustment in accordance with paragraph G of Section VI hereof. There shall be no annual limitation on options granted with respect to awards earned for Performance Periods of more than one year.

Notwithstanding the foregoing, the maximum number of shares which may be subject to options granted under the Plan to any "covered employee" for purposes of
Section 162(m) of the Code during the life of the Plan shall be 100,000 shares, subject to adjustment in accordance with paragraph G of Section VI hereof.

VI.            TERMS AND CONDITIONS OF OPTIONS

               A. Option Agreement. Each option granted pursuant to the Plan shall be evidenced by an agreement ("Option Agreement") between the Corporation and the optionee receiving the option. Option Agreements (which need not be identical) shall state whether the option is an incentive stock option or a nonqualified stock option, shall designate the number of shares and the exercise price of the options to which they pertain, shall set forth the vesting schedule of the options or state that the options are vested immediately. The Option Agreements shall be in writing, dated as of the date the option is granted, and shall be executed on behalf of the Corporation by such officers as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall authorize. Option Agreements generally shall be in such form and contain such additional provisions as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall prescribe, but in no event shall they contain provisions inconsistent with the provisions of the Plan.

               B. Exercise of Options. Options are exercisable only to the extent they are vested. Options granted to employees shall vest either immediately or periodically pursuant to a schedule selected by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, at the same time the option is granted, except that the maximum vesting period for nonqualified stock options shall be five (5) years and the maximum vesting period for incentive stock options shall be seven (7) years. The Option Agreement shall either state that the options are fully vested upon grant and immediately exercisable in full or shall set forth the vesting schedule selected by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be.

               Options granted to Outside Directors shall vest either immediately or periodically pursuant to a schedule selected by the Compensation Committee at the same time the option is granted, provided that upon termination of an Outside Director as a member of the Board of Directors by reason of death or disability, all options held by such Outside Director shall vest fully as of the date of termination.

               Optionees may exercise at any time or from time to time all of any portion of a vested option.

               C. Repurchase Amendment. Options granted to employees or Outside Directors may be amended to advance the date on which the option shall vest. If an option is so amended, the amendment also may provide that the shares which would not have been vested under the vesting schedule set forth in the Option Agreement shall be subject to repurchase by the Corporation for a specified period of time at the original exercise price if the employment of the optionee is terminated for any reason prior to expiration of the repurchase period. The amendment shall be evidenced by a written agreement (the "Repurchase Amendment") between the Corporation and the optionee, shall be executed on behalf of the Corporation by such officers as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall authorize, and shall be in such form and contain such provisions as the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, shall prescribe.

               D. Exercise Price.

                  1. Incentive Stock Options. The price at which incentive stock options granted pursuant to the Plan may be exercised shall be determined by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, which price shall be at least equal to the fair market value of the underlying Common Stock at the date at the options are granted. In the case of incentive stock options granted to a person who owns, immediately after the grant of such incentive stock option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries (as more fully set forth in Section III hereof), the purchase price of the Common Stock covered by such incentive stock option shall not be less than 110% of the fair market value of such stock on the date of grant.

                  2. Nonqualified Stock Options. The price at which all nonqualified stock options granted pursuant to the Plan may be exercised, except those options granted on the basis of awards earned for one-year Performance Periods under the Corporation's incentive compensation programs, shall be the fair market value of the Common Stock on the date of grant. The exercise price of nonqualified stock options granted on the basis of awards earned for one-year Performance Periods under the Corporation's incentive compensation programs may be other than the fair market value of the Common Stock on the date of grant only if the exercise price is determined by a formula which is based on the fair market value of the Common Stock, as of a date, or for a period, that is within three months of the date of grant and which is selected by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, in its sole discretion, and determined by the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, in its sole discretion, to be in the best interests of the Corporation and consistent with the intent of the incentive compensation program. The exercise price as determined under any such formula may be below fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of any option granted to a "covered employee" for purposes of Section 162(m) of the Code shall be the fair market value of the Common Stock on the date of grant.

                  3. Fair Market Value. For purposes of the Plan the term "fair market value" shall be defined as the closing bid price of the Common Stock quoted over The Nasdaq Stock Market in the National Market on the date of grant of the option or if there is no trade on such date, the closing bid price on the last preceding date upon which such Common Stock was traded. In the event that the Common Stock is not traded over The Nasdaq Stock Market, the term fair market value shall be defined as the closing bid price of the Common Stock published in the National Daily Stock Quotation Summary on the date of grant of the option, or if there are no quotations published on such date, on the most recent date upon which such Common Stock was quoted. In the event that the Common Stock is listed upon an established stock exchange or exchanges, such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the date the option is granted, or if no sale of the Common Stock shall have been made on any exchange on that date, then the next preceding day on which there was a sale of such stock.

                  4. Payment. Payment of the exercise price may be (i) in cash, (ii) by delivery to the Corporation of (x) irrevocable instructions to deliver to a broker the stock certificates representing the shares for which the option is being exercised, and (y) irrevocable instructions to the broker to sell such shares and promptly deliver to the Corporation the portion of the proceeds equal to the exercise price, or in the sole discretion of the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, (iii) by exchange of Common Stock of the Corporation, or (iv) partly in cash and partly by exchange of such Common Stock, provided that for purposes of (iii) and (iv) the value of such Common Stock shall be the fair market value on the date of exercise, and further provided that such Common Stock shall have been held by the optionee for a period of at least six (6) months prior to the date of exercise.

               The Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, may permit deferred payment of all or any part of the purchase price of the shares purchased pursuant to the Plan, provided the par value of the shares must be paid in cash.

               E. Suspension or Termination of Options. Subject to earlier termination as provided below, all stock options shall expire, and all rights granted under Option Agreements shall become null and void, on the date specified in the Option Agreement, which date shall be no later than ten (10) years after the stock options are granted.

               Upon termination of an employee's employment with the Corporation or a Subsidiary for any reason other than resignation as an employee following completion of ten (10) or more years of continuous service as an employee, or upon termination of an Outside Director as a member of the Board for any reason other than resignation as an Outside Director following completion of ten (10) or more years of continuous service as an Outside Director, death or disability, all options held by such employee or Outside Director which are not exercisable on the date of such termination shall expire. To the extent nonqualified stock options are exercisable on such date, shares subject to nonqualified stock options held by an employee may be purchased during the "exercise period," after which the nonqualified stock options shall expire and all rights granted under the Option Agreement shall become null and void. The "exercise period" for shares subject to nonqualified stock options held by an employee, his heirs, legatees or legal representatives, as the case may be, ends on the earlier of
(i) the date on which the nonqualified stock option expires by its terms, or
(ii) (A) except in the case of death, disability, or resignation as an employee following completion of ten (10) or more years of continuous service as an employee, thirty (30) days after the date of the employee's termination of employment, or (B) in the case of death, disability, or resignation as an employee following completion of ten (10) or more year of continuous service, one (1) year after the date of the employee's termination of employment. Upon termination of an Outside Director as a member of the Board for the reason of resignation as an Outside Director following completion of at least ten (10) years of continuous service as an Outside Director, death or disability, the "exercise period" for shares subject to nonqualified stock options held by the Outside Director, his heirs, legatees, or legal representatives, as the case may be, ends on the earlier of (i) the date on which the nonqualified stock option expires by its terms, or (ii) the date one (1) year after the date of termination of the Outside Director's service as a member of the Board. In any event, no nonqualified stock option may be exercised after the date on which the nonqualified stock option expires by its terms.

               To the extent incentive stock options are exercisable on the date of termination, shares subject to incentive stock options may be purchased by the employee, his heirs, legatees or legal representatives, as the case may be, on the earlier of (i) the date on which the incentive stock option expires by its terms or (ii) (A) except in the case of death or disability, within thirty
(30) days, or (B) in the case of death or disability, within one (1) year after the date of termination of employment, after which the incentive stock options shall expire and all rights under the Option Agreements shall become null and void. In any event, no incentive stock option may be exercised after the date on which the incentive stock option expires by its terms.

               If the Director of Human Resources of the Corporation or his or her designee reasonably believes an optionee other than an Outside Director has committed an act of misconduct as described in this paragraph, the Director of Human Resources may suspend the optionee's rights to exercise any option pending a determination by the Board. If the Board determines an optionee other than an Outside Director has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if an optionee makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with an optionee or induces any principal for whom the Corporation acts as agent to terminate such agency relationship, neither the optionee nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Board shall act fairly and shall give the optionee an opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board. For any optionee who is an "officer" for purposes of Section 16 of the Act, the determination shall be made by the Board, the Stock Option/Award Committee or the Compensation Committee, whichever is responsible for administration of the Plan with respect to the optionee.

               F. Non-Transferability of Options. Options pursuant to the Plan are not transferable by the optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Except as permitted by the preceding sentence, no option nor any right granted under an Option Agreement shall be transferred, assigned, pledged, hypothecated or disposed of in any other way (whether by operation of law or otherwise), or be subject to execution, attachment or similar process, and each option shall be exercisable during the optionee's lifetime only by the optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such options or of such other rights contrary to the provisions hereof, or to subject such options or such other rights to execution, attachment or similar process, such options and such other rights shall immediately terminate and become null and void.

               G. Adjustment Provisions. Except as otherwise provided in this paragraph G, in the event of changes in the Common Stock by reason of any stock split, combination of shares, stock dividend, reclassification, merger, consolidation, reorganization, recapitalization or similar adjustment, or by reason of the dissolution or liquidation of the Corporation, appropriate adjustments may be made in (i) the aggregate number of or class of shares available under the Plan, and (ii) the number, class and exercise price of shares remaining subject to all outstanding options. Whether any adjustment or modification is to be made as a result of the occurrence of any of the events specified in this section, and the extent thereof, shall be determined by the Board, whose determination shall be binding and conclusive. Notwithstanding the previous sentence, in the event of a stock split, stock dividend or other event that is functionally equivalent to a stock split or stock dividend, (i) the number of shares subject to then-outstanding options will be adjusted so that upon exercise of the option, the holder of each option will be entitled to receive the number of shares or other securities which the holder would have been entitled to receive after the event had the option been exercised immediately before the earlier of the date of the consummation of the event or the record date of the event (the "event date"), (ii) the price of each share subject to then-outstanding options will be adjusted proportionately so that the aggregate purchase price for all then-outstanding options will be the same immediately after the event date as before the event date, (iii) an appropriate and proportionate adjustment will be made as of the event date in the maximum number of shares that may be issued pursuant to options granted under the Plan,
(iv) any adjustment with respect to then-outstanding incentive stock options will be made in a transaction that does not constitute a modification under
Section 424(h)(3) of the Code, and (v) any option to purchase fractional shares resulting from an adjustment will be eliminated. Existence of the Plan or of Option Agreements pursuant to the Plan shall in no way impair the right of the Corporation or its stockholders to make or effect any adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger, consolidation, dissolution or liquidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock of the Corporation, or any grant of options on its stock not pursuant to the Plan.

VII.           RIGHTS AS A SHAREHOLDER

               Optionees shall not have any of the rights and privileges of shareholders of the Corporation in respect of any of the shares subject to any option granted pursuant to the Plan unless and until a certificate, if any, representing such shares shall have been issued and delivered.

VIII.          WITHHOLDING

               To the extent required by applicable federal, state, local or foreign law, an optionee shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of an option exercise or the disposition of shares acquired upon exercise of an incentive stock option. The Corporation shall not be required to issue shares until such obligations are satisfied. The Board, the Stock Option/Award Committee, or the Compensation Committee, as the case may be, may permit these obligations to be satisfied by having the Corporation withhold a portion of the shares of Common Stock that otherwise would be issued upon exercise of the option, or to the extent permitted, by permitting the optionee to tender shares owned by the optionee.

IX.            RECEIPT OF PROSPECTUS

               Upon the execution of an Option Agreement, each optionee receiving options pursuant to the Plan shall be given a Prospectus, as filed by the Corporation under the Securities Act of 1933, as amended, including any exhibits thereto, describing the Plan. Each Option Agreement shall contain an acknowledgment by the optionee that the requirements of this section have been met.

X.             SUCCESSORS

               The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of any optionee, including, without limitation, his estate and the executors, administrators or trustees thereof, his heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such optionee.

XI.            TERMINATION AND AMENDMENT OF THE PLAN

               Subject to obtaining shareholder approval of this amended 1996 Amended Stock Option Plan F at the annual meeting of the shareholders on May 21, 1999, the Plan shall remain in effect until January 1, 2006, unless sooner terminated as hereinafter provided. The Board shall have complete power and authority at any time to terminate the Plan or to make such modification or amendment thereof as it deems advisable and may from time to time suspend, discontinue or abandon the Plan, provided that no such action by the Board shall adversely affect any right or obligation with respect to any grant theretofore made, and, further provided that without approval by vote of the shareholders, the Board shall not adopt any amendment that would (i) materially modify the requirements as to the exercise price of stock options, (ii) increase the number of shares which may be issued under the Plan (except as provided in paragraph G of Section VI hereof), (iii) materially modify the requirements as to eligibility for participation in the Plan, or (iv) modify the material terms of the Plan as to "covered employees" within the meaning of Section 162(m) of the Code.

XII.           INDEMNIFICATION OF COMMITTEE

               In addition to such other rights of indemnification as they may have as members of the Board, the Stock Option/Award Committee or the Compensation Committee, as the case may be, the members of the Board, the Stock Option/Award Committee or the Compensation Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, Option Agreements or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a member shall in writing offer the Corporation the opportunity, at its own expense, to defend the same.

XIII.          MERGER OF THE CORPORATION

               Unless the options issued pursuant to this Plan are assumed in a transaction to which Section 424(a) of the Code applies, if the Corporation shall (i) merge or consolidate with another corporation under circumstances where the Corporation is not the surviving corporation, (ii) sell all, or substantially all of its assets, or (iii) liquidate or dissolve, then each option shall terminate on the date and immediately prior to the time such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated, provided that the holder of the option shall have the right immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution, to exercise any or all of the vested portion of the option, unless such option has otherwise expired or been terminated pursuant to its terms or the terms hereof. In the event of such merger, consolidation, sale, liquidation or dissolution, any portion of an outstanding option which would have vested within one year after the date on which such merger, consolidation, sale, liquidation or dissolution becomes effective or is consummated shall vest immediately prior to the effectiveness or consummation of such merger, consolidation, sale, liquidation or dissolution and shall be part of the vested portion of the option which the holder of the option may exercise.

XIV.           APPROVAL OF PLAN; EFFECTIVE DATE

               The Plan was adopted by the Board on April 3, 1996, and was approved by the shareholders on May 10, 1996. The Plan was amended by the Board on February 21, 1997, and the Plan, as amended, was approved by the shareholders on May 9, 1997. The Plan was further amended by the Board on March 3, 1999, subject to shareholder approval of the Plan, as amended, at the annual meeting of shareholders on May 21, 1999.

                                  Appendix 1





                   AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

                             1998 FINANCIAL REPORT




                                                   CONTENTS
----------------------------------------------------------------------------------------------------------
Business of AMS                                                                                          1

Financial Statements and Notes                                                                           3

Reports of Independent Accountants                                                                      23

Management's Discussion and Analysis of Financial
 Condition and Results of Operations                                                                    25

Assumptions Underlying Certain Forward-Looking
 Statements and Factors That May Affect Future Results                                                  33

Five-Year Financial Summary                                                                             35

Five-Year Revenues by Target Market                                                                     36

Selected Quarterly Financial Data                                                                       37

Other Information                                                                                       38

BUSINESS OF AMS

         OVERVIEW

         The business of American Management Systems, Incorporated and its wholly-owned subsidiaries ("AMS" or the "Company") is to partner with clients to achieve breakthrough performance through the intelligent use of information technology. AMS provides a full range of consulting services from strategic business analysis to the full implementation of solutions that produce genuine results, on time and within budget. AMS measures success based on the results and business benefits achieved by its clients.

         AMS is a trusted business partner for many of the largest and most respected organizations in the markets in which it specializes. Each year, approximately 85-90% of the Company's business comes from clients it worked with in previous years.

         The Company, which operates as one segment, focuses on clients in specific sectors which are referred to as target markets. Organizations in AMS's target markets -- telecommunications firms; financial services institutions; state and local governments and education organizations; federal government agencies; and other corporate clients -- have a crucial need to exploit the potential benefits of information and systems integration technology. The Company helps clients fulfill this need by continuing to build a professional staff which is composed of experts in the necessary technical and functional disciplines; managers who can lead large, complex systems integration projects; and business and computer analysts who can devise creative solutions to complex problems.

         Another significant component of AMS's business is the development of proprietary software products, either with its own funds or on a jointly funded basis with other organizations. These products are principally licensed as elements of custom tailored systems and, to a lesser extent, as stand-alone applications. The Company expended $77.4 million in 1998, $50.6 million in 1997, and $30.4 million in 1996 for research and development associated with proprietary software. The Company expensed in the accompanying consolidated financial statements $35.4 million in 1998, $30.7 million in 1997, and $26.0 million in 1996 for research and development associated with proprietary software. As a percentage of revenues, license and maintenance fee revenues were less than 10% during each of the last three years.

         During 1998, the Company formed a cross-target market practice that will focus on delivering high-value, customer-facing Web solutions - including eBill, eCare and eMarketing - tailored to clients in financial services, telecommunications, government and utilities. These solutions will help firms achieve greater cost savings, deliver improved customer service and leverage cross-sell and up-sell opportunities in their markets. The new "eCustomer" practice builds upon the Company's existing, significant eCommerce client base.

         In order to serve clients outside of the United States, AMS has expanded internationally by establishing eighteen subsidiaries or foreign branches. Exhibit 21 of this Form 10-K provides a complete listing of all active AMS subsidiaries (and branches), showing name, year organized or acquired, and place of incorporation. Revenues attributable to AMS's non-US clients were approximately $208.4 million in 1998, $248.6 million in 1997, and $278.3 million in 1996. Additional information on revenues and assets attributable to AMS's geographic areas of operation is provided in Note 12 of the consolidated financial statements appearing elsewhere in this financial report.

         Founded in 1970, AMS services clients worldwide. AMS's approximately 8,100 full-time employees serve clients from corporate headquarters in Fairfax, Virginia and from 57 offices worldwide.

         TELECOMMUNICATIONS FIRMS

         AMS markets systems consulting and integration services for order processing, customer care, billing, accounts receivable, and collections, both for local exchange and interexchange carriers and for cellular/wireless telephone companies. Most of the Company's work involves developing and implementing customized capabilities using AMS's application software products as a foundation.

         FINANCIAL SERVICES INSTITUTIONS

         AMS provides information technology consulting and systems integration services to money center banks, major regional banks, insurance companies, and other large financial services firms. The Company specializes in corporate and international banking, consumer credit management, customer value and global risk management, bank management information systems, and retirement plan systems.

         STATE AND LOCAL GOVERNMENTS AND EDUCATION

         AMS markets systems consulting and integration services, and application software products, to state, county, and municipal governments for financial management, tax and revenue management, human resources, social services, public safety and transportation functions, and environmental systems. The Company also markets services and application software products to universities and colleges.

         FEDERAL GOVERNMENT AGENCIES

         The Company's clients include civilian and defense agencies and aerospace companies. Assignments require knowledge of agency programs and management practices as well as expertise in computer systems integration. Services provided by AMS include information technology, consulting, operations and maintenance support, large scale systems integration and certain Year 2000 remediation. AMS's work for defense agencies often involves specialized expertise in engineering and logistics.

         OTHER CORPORATE CLIENTS

         The Company also solves information systems problems for the largest firms in other industries, including health care organizations and firms in the gas and electric utilities industry. AMS has systems integration and operations projects with several large organizations and intends to pursue more. AMS provides technical training and technical consulting services in software technology for large-scale business systems.

FINANCIAL STATEMENTS AND NOTES

American Management Systems, Incorporated

CONSOLIDATED STATEMENTS OF OPERATIONS

Year Ended December 31
(In millions except per share data)                                            1998           1997              1996
--------------------------------------------------------------------------------------------------------------------------
REVENUES                                                                    $1,057.8         $ 872.3           $ 812.2

EXPENSES
       Client Project Expenses                                                 583.2           485.0             525.9
       Other Operating Expenses                                                318.8           283.5             210.4
       Corporate Expenses                                                       65.9            49.5              48.3
                                                                          ----------         -------           -------
                                                                               967.9           818.0             784.6

INCOME FROM OPERATIONS                                                          89.9            54.3              27.6

OTHER (INCOME) EXPENSE
       Interest Expense                                                          4.2             5.8               3.2
       Other Income                                                             (2.3)           (2.9)             (1.8)
       Loss on Investments in Other Companies                                    0.7              -                 -
                                                                          ----------         -------           -------
                                                                                 2.6             2.9               1.4

INCOME BEFORE INCOME TAXES                                                      87.3            51.4              26.2
INCOME TAXES                                                                    35.5            20.2              10.7
                                                                          ----------         -------           -------
NET INCOME                                                                $     51.8         $  31.2           $  15.5
                                                                          ==========         =======           =======
WEIGHTED AVERAGE SHARES                                                         42.1            41.4              40.7
                                                                          ==========         =======           =======
BASIC NET INCOME PER SHARE                                                $     1.23         $  0.75           $  0.38
                                                                          ==========         =======           =======
WEIGHTED AVERAGE SHARES AND EQUIVALENTS                                         42.9            42.3              41.9
                                                                          ==========         =======           =======
DILUTED NET INCOME PER SHARE                                              $     1.21         $  0.74           $  0.37
                                                                          ==========         =======           =======







----------------
See Accompanying Notes to Consolidated Financial Statements.

American Management Systems, Incorporated

CONSOLIDATED BALANCE SHEETS

December 31 (In millions except per share data)                                               1998                1997
------------------------------------------------------------------------------------------------------------------------
ASSETS
------------------------------------------------------------------------------------------------------------------------

CURRENT ASSETS
       Cash and Cash Equivalents                                                             $119.3              $ 49.6
       Accounts and Notes Receivable                                                          260.3               240.9
       Prepaid Expenses and Other Current Assets                                                8.8                 8.4
                                                                                             ------              ------
                                                                                              388.4               298.9

FIXED ASSETS
       Equipment                                                                               59.7                67.0
       Furniture and Fixtures                                                                  23.6                22.4
       Leasehold Improvements                                                                  17.3                13.9
                                                                                             ------              ------
                                                                                              100.6               103.3
       Accumulated Depreciation and Amortization                                              (63.0)              (58.1)
                                                                                             ------              ------
                                                                                               37.6                45.2

OTHER ASSETS
       Purchased and Developed Computer Software (Net of
        Accumulated Amortization of $72,000,000 and
        $63,400,000)                                                                           83.6                58.0
       Intangibles (Net of Accumulated Amortization of
        $4,700,000 and $3,200,000)                                                              4.3                 6.0
       Other Assets (Net of Accumulated Amortization of
        $920,000 and $815,000)                                                                 23.7                13.3
                                                                                             ------              ------
                                                                                              111.6                77.3
                                                                                             ------              ------

TOTAL ASSETS                                                                                 $537.6              $421.4
                                                                                             ======              ======







----------------
See Accompanying Notes to Consolidated Financial Statements.

American Management Systems, Incorporated

CONSOLIDATED BALANCE SHEETS

December 31 (In millions except per share data)                                                 1998                1997
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
---------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
       Notes Payable and Capitalized Lease Obligations                                        $  5.3              $  7.5
       Accounts Payable                                                                         21.3                10.5
       Accrued Incentive Compensation                                                           55.8                24.7
       Other Accrued Compensation and Related Items                                             39.8                32.2
       Deferred Revenues                                                                        37.7                39.8
       Other Accrued Liabilities                                                                 4.8                 3.5
       Provision for Contract Losses                                                             7.3                  -
       Income Taxes Payable                                                                      9.1                 8.8
                                                                                              ------              ------
                                                                                               181.1               127.0
       Deferred Income Taxes                                                                     4.9                 3.0
                                                                                              ------              ------
                                                                                               186.0               130.0

NONCURRENT LIABILITIES
       Notes Payable and Capitalized Lease Obligations                                          22.7                27.9
       Other Accrued Liabilities                                                                15.9                 9.5
       Deferred Income Taxes                                                                    21.1                15.3
                                                                                              ------              ------
                                                                                                59.7                52.7
                                                                                              ------              ------

TOTAL LIABILITIES                                                                              245.7               182.7

STOCKHOLDERS' EQUITY
       Preferred Stock ($0.10 Par Value; 4,000,000 Shares
        Authorized, None Issued or Outstanding)
       Common Stock ($0.01 Par Value; 100,000,000 Shares
         Authorized, 51,057,214 and 50,115,057 Issued and
         42,026,510 and 41,544,299 Outstanding)                                                  0.5                 0.5
       Capital in Excess of Par Value                                                           96.7                84.1
       Retained Earnings                                                                       240.3               188.5
       Currency Translation Adjustment                                                          (6.3)               (8.0)
       Common Stock in Treasury, at Cost (9,030,704 and
         8,570,758 Shares)                                                                     (39.3)              (26.4)
                                                                                              ------              ------
                                                                                               291.9               238.7
                                                                                              ------              ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                    $537.6              $421.4
                                                                                              ======              ======







----------------
See Accompanying Notes to Consolidated Financial Statements.

American Management Systems, Incorporated

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 (In millions)                                                    1998           1997         1996
----------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                                             $ 51.8         $ 31.2        $ 15.5
Adjustments to Reconcile Net Income to Net Cash
 Provided by Operating Activities:
     Depreciation                                                                        17.0           17.9          16.1
     Amortization                                                                        21.6           16.8          23.2
     Loss on Investments in Other Companies                                               0.7             -             -
     Deferred Income Taxes                                                                7.8            3.2          (9.8)
     Provision for Doubtful Accounts                                                     10.9           10.6          15.2
     Provision for Contract Losses                                                        7.3          (18.5)         18.5
Changes in Assets and Liabilities:
     Increase in Trade Receivables                                                      (30.3)          (3.7)        (56.8)
     (Increase) Decrease in Prepaid Expenses and Other
        Current Assets                                                                   (0.4)           4.8          (4.3)
     Increase in Other Assets                                                           (10.6)          (8.2)         (7.3)
     Increase (Decrease) in Accrued Incentive Compensation                               31.1           (9.1)         11.2
     Increase (Decrease) in Accounts Payable and Other Accrued
        Compensation and Liabilities                                                     26.0           (0.1)         19.0
     (Decrease) Increase in Deferred Revenues                                            (2.0)          19.0          (5.7)
     Increase in Income Taxes Payable                                                     0.3            1.0           5.5
                                                                                       ------         ------        ------
Net Cash Provided by Operating Activities                                               131.2           64.9          40.3
                                                                                       ------         ------        ------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of Fixed Assets                                                           (10.6)         (15.9)        (27.5)
     Purchase of Computer Software                                                       (3.3)          (2.3)         (5.6)
     Investment in Software Products                                                    (41.8)         (31.6)        (13.8)
     Other Investments and Intangibles                                                   (2.3)           0.4           0.5
     Proceeds from Sale of Fixed Assets and Computer Software                             2.6            0.9           0.7
                                                                                       ------         ------        ------
     Net Cash Used in Investing Activities                                              (55.4)         (48.5)        (45.7)
                                                                                       ------         ------        ------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings                                                                            -            20.0          30.4
     Payments on Borrowings                                                              (7.5)         (51.7)         (6.7)
     Proceeds from Common Stock Options Exercised                                        20.9            9.1           9.5
     Payments to Acquire Treasury Stock                                                 (21.2)          (0.1)         (0.5)
                                                                                       ------         ------        ------
     Net Cash (Used in) Provided by Financing Activities                                 (7.8)         (22.7)         32.7
                                                                                       ------         ------        ------
     Increase (Decrease) in Currency Translation Adjustment                               1.7           (6.9)         (0.3)
                                                                                       ------         ------        ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                     69.7          (13.2)         27.0
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                           49.6           62.8          35.8
                                                                                       ------         ------        ------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                               $119.3         $ 49.6        $ 62.8
                                                                                       ======         ======        ======

NON-CASH OPERATING AND FINANCING ACTIVITIES:
     Treasury Stock Utilized to Satisfy Accrued
       Incentive Compensation Liabilities                                              $   -          $  2.3        $  3.4
     Treasury Stock Utilized to Satisfy Stock Options Exercised                        $  4.7         $   -         $   -

----------------
See Accompanying Notes to Consolidated Financial Statements.

American Management Systems, Incorporated

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Year Ended December 31, 1998, 1997, and 1996 (In millions)

                                            Common
                                             Stock      Capital in       Currency                                          Total
                                          (Par Value    Excess of      Translation     Retained         Treasury      Stockholders'
                                             $0.01)     Par Value      Adjustment      Earnings            Stock           Equity

------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995                  $0.5        $65.4           $(0.7)         $141.8          $(31.5)           $175.5

   Common Stock Options Exercised               -           5.1                                                               5.1
   Tax Benefit Related to Exercise of
     Common Stock Options                                   4.5                                                               4.5
   Currency Translation Adjustment                                         (0.4)                                             (0.4)
   Common Stock Repurchased                                                                                (0.5)             (0.5)
   Restricted Stock Awarded                                                                                 3.4               3.4
   1996 Net Income                                                                         15.5                              15.5
                                              ----        -----           -----          ------          ------            ------
Balance at December 31, 1996                   0.5         75.0            (1.1)          157.3           (28.6)            203.1

   Common Stock Options Exercised               -           4.1                                                               4.1
   Tax Benefit Related to Exercise of
     Common Stock Options                                   5.0                                                               5.0
   Currency Translation Adjustment                                         (6.9)                                             (6.9)
   Common Stock Repurchased                                                                                (0.1)             (0.1)
   Restricted Stock Awarded                                                                                 2.3               2.3
   1997 Net Income                                                                         31.2                              31.2
                                              ----        -----           -----          ------          ------            ------
Balance at December 31, 1997                   0.5         84.1            (8.0)          188.5           (26.4)            238.7

   Common Stock Options Exercised               -           5.3                                             8.3              13.6
   Tax Benefit Related to Exercise of
     Common Stock Options                                   7.3                                                               7.3
   Currency Translation Adjustment                                          1.7                                               1.7
   Common Stock Repurchased                                                                               (21.2)            (21.2)
   1998 Net Income                                                                         51.8                              51.8
                                              ----        -----           -----          ------          ------            ------
Balance at December 31, 1998                  $0.5        $96.7           $(6.3)         $240.3          $(39.3)           $291.9
                                              ====        =====           =====          ======          ======            ======








----------------
See Accompanying Notes to Consolidated Financial Statements.

American Management Systems, Incorporated
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Year Ended December 31 (In millions)                                1998              1997             1996
------------------------------------------------------------------------------------------------------------
NET INCOME    .....................................                 $51.8            $31.2            $15.5

OTHER COMPREHENSIVE INCOME (LOSS):
     Currency Translation Adjustment...............                   1.7             (6.9)             (0.4)
                                                                    -----            -----             -----
COMPREHENSIVE INCOME...............................                 $53.5            $24.3             $15.1
                                                                    =====            =====             =====









----------------
See Accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         The business of American Management Systems, Incorporated and its wholly-owned subsidiaries ("AMS" or the "Company") is to partner with clients to achieve breakthrough performance through the intelligent use of information technology. AMS is an international business and information technology consulting firm that provides a full range of services: business re-engineering, change management, systems integration, and systems development and implementation. AMS is headquartered in Fairfax, Virginia, with 57 offices worldwide. The Company which operates as one segment focuses on the following primary target markets: telecommunications firms, financial services institutions, state and local governments and education, federal government agencies and other corporate clients.

A.       Revenue Recognition

         Revenues on fixed-price contracts are generally recorded using the percentage of completion method based on the relationship of costs incurred to the estimated total costs of the project. Revenues on cost reimbursable contracts and time and material contracts are recorded as labor and other expenses are incurred.

         The Company recognizes revenues on the percentage of completion method for contracts involving software license fees and the provision of significant software modifications and customized services. For all other software license contracts, revenues are recorded upon execution of the contract, provided that all shipment obligations have been met, fees are fixed or determinable, and collection is deemed probable. Revenues from software maintenance contracts are recognized ratably over the maintenance period.

         On benefit-funded contracts (contracts whereby the amounts due the Company are payable based on actual benefits derived by the client), the Company defers recognition of revenues until the point at which management can predict, with reasonable certainty, that the benefit stream will generate amounts sufficient to fund the contract. From that point forward, revenues are recognized on a percentage of completion basis based on the relationship of costs incurred to the estimated total costs of the project.

         When adjustments in contract value or estimated costs are determined, any changes from prior estimates are reflected in earnings in the current period. Any anticipated losses on contracts in progress are charged to earnings when identified. The costs associated with cost-plus government contracts are subject to audit by the U.S. Government. In the opinion of management, no significant adjustments or disallowances of costs are anticipated beyond those provided for in the financial statements.

B.       Software Development Costs

         The Company develops proprietary software products using its own funds, or on a jointly funded basis with other organizations, and records such activities as research and development. These software products are then licensed to customers, either as stand-alone applications, or as elements of custom-built systems.

         The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86 -- "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" and for software jointly developed in accordance with Statement of Position 97-2, "Software Revenue Recognition". For projects funded by the Company, significant development costs incurred beyond the point of demonstrated technological feasibility are capitalized and, after the product is available for general release to customers, such costs are amortized on a straight-line basis over a period of 3 to 5 years, or other such shorter period as might be required. For projects where the Company has a funding partner, the capital asset is reduced by the amount collected from the partner. The Company recorded $14.5 million of amortization in 1998, $12.5 million of amortization in 1997, and $9.3 million of amortization in 1996. Unamortized costs were $79.1 million, $51.9 million, and $32.7 million at December 31, 1998, 1997, and 1996 respectively. In 1998, the Company reduced the unamortized costs by $14.8 million representing collections from funding partners. The Company evaluates the net realizable value of capitalized software using the estimated, undiscounted, net-cash flows of the underlying products.

         The Company capitalizes costs incurred for the development or purchase of internal use software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Once the product is substantially complete and ready for its intended use, capitalized costs are amortized on a straight-line basis over the estimated useful life of the software.

         The Company expended $77.4 million in 1998, $50.6 million in 1997, and $30.4 million in 1996 for research and development associated with proprietary software. The Company expensed in the accompanying consolidated financial statements $35.4 million in 1998, $30.7 million in 1997, and $26.0 million in 1996 for research and development associated with proprietary software.

C.       Fixed Assets, Purchased Computer Software Licenses and Intangibles

         Fixed assets and purchased computer software licenses are recorded at cost. Furniture, fixtures, and equipment are depreciated over estimated useful lives ranging from 3 to 10 years. Leasehold improvements are amortized ratably over the lesser of the applicable lease term or the useful life of the improvement. For financial statement purposes, depreciation is computed using the straight-line method. Purchased software licenses are amortized over 2 to 5 years using the straight-line method. Intangibles are generally amortized over 5 to 15 years.

D.       Income Taxes

         Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates for the year in which the differences are expected to reverse.

         Deferred income taxes are provided for temporary differences in recognizing certain income, expense, and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the methods of accounting for revenue, capitalized software development costs, restricted stock, and the timing of deductibility of certain reserves and accruals for income tax purposes. A valuation allowance is recorded if it is "more likely than not" that some portion or all of a deferred tax asset will not be realized.

E.       Earnings Per Share

         Basic EPS excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock and is computed using the treasury stock method.

F.       Cash and Cash Equivalents

         The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The carrying amount approximates fair value because of the short maturity of these instruments.

G.       Currency Translation

         For operations outside the United States with functional currencies other than the U.S. dollar, the Company translates income statement amounts at the average monthly exchange rates throughout the year. The Company translates assets and liabilities at exchange rates prevailing as of the Balance Sheet date. The resulting translation adjustments and gains and losses on intercompany transactions which are long term in nature are shown as a separate component of Stockholders' Equity.

H.       Principles of Consolidation

         The consolidated financial statements include the accounts of American Management Systems, Incorporated and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated. The Company's investments in companies in which it has the ability to exercise significant influence over operating and financial policies are accounted for under the equity method, with the remaining investments carried at cost.

I.       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Future actual results could be different due to these estimates. Significant estimates inherent in the preparation of the accompanying consolidated financial statements include: management's forecasts of contract costs and progress towards completion which are used to determine revenue recognition under the percentage-of-completion method, management's estimates of allowances for doubtful accounts, tax valuation allowances, and management's estimates of the net realizable value of purchased and developed computer software and intangible assets.

J.        Foreign Currency Hedging

         From time to time, the Company enters into foreign exchange contracts as a hedge of intercompany balance sheet transactions. Market value gains and losses are recognized, and the resulting credits or debits offset foreign exchange gains or losses on those transactions. For 1997 and 1998, the Company entered into such short-term contracts with de minimis values. No contracts are outstanding as of December 31, 1998.

K.        Reclassifications

         Certain prior year information has been reclassified to conform with the current year presentation.

L.        Comprehensive Income

         The Company's principal components of comprehensive income are net income and foreign currency translation adjustments.

M.       New Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, entitled "Accounting for Derivative Instruments and Hedging Activities." This Statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company will be required to adopt this new accounting standard by January 1, 2000. The Company does not anticipate early adoption of this new standard. Due to the recent release and complexity of this standard, the Company has not completed an assessment of the impact it will have on its financial position or results of operations. The Company currently has no material transactions, which would be impacted by this standard.

NOTE 2 -- ACCOUNTS AND NOTES RECEIVABLE

December 31 (In millions)                  1998                  1997
--------------------------------------------------------------------------
Trade Accounts Receivable
     Amounts Billed                       $215.5                 $195.2
     Amounts Not Billed                     46.7                   45.3
     Contract Retention                      7.9                    5.4
                                          ------                 ------
     Total                                 270.1                  245.9

Allowance for Doubtful Accounts             (9.8)                  (5.0)
                                          ------                 ------
     Total                                $260.3                 $240.9
                                          ======                 ======


         The Company enters into large, long-term contracts and, as a result, periodically maintains individually significant receivable balances with certain major clients. At December 31, 1998, the nine largest individual receivable balances totaled approximately $94.5 million. No other receivable exceeded $5 million.

         Management believes that credit risk, with respect to the Company's receivables, is low due to the creditworthiness of its clients and the diversification of its client base across different industries and geographies. In addition, the Company is further diversified in that it enters into a range of different types of contracts, such as fixed price, cost-plus, time and material, and benefits funded contracts. The Company may also, from time to time, work as a subcontractor on particular contracts. The Company performs ongoing evaluations of contract performance as well as evaluations of the client's financial condition.


NOTE 3 -- NOTES PAYABLE AND CAPITALIZED LEASE OBLIGATIONS

         Effective January 9, 1998, the Company entered into a syndicated five-year $120 million Multi-Currency Revolving Credit Agreement with NationsBank (now Bank of America) and Wachovia Bank (the "1998 Agreement") as agents. A term loan (the "Term Loan"), which was funded by Wachovia Bank and NationsBank on January 6, 1997 under a term loan agreement, remains outstanding and is now governed by the 1998 Agreement.

         The aggregate weighted average borrowings under all revolving credit agreements was approximately $4.5 million in 1998, and $41.3 million in 1997, at daily weighted average interest rates of approximately 4.9% in 1998 and 6.6% in 1997. The maximum borrowed under all agreements was $33.8 million in 1998 and $63.1 million in 1997. At December 31, 1998 the Company had no amounts outstanding under its revolving credit facility and $28.0 million in term loans compared to $1.8 million outstanding under its revolving credit facility and $35.4 million in term loans at December 31, 1997.

         The Company and most of its existing subsidiaries can borrow funds under the 1998 Agreement in any of the approved currencies, subject to certain minimum amounts per borrowing. Interest on such borrowings will generally range from LIBOR plus 12.5 basis points to LIBOR plus 45 basis points, depending on the ratio of total debt to earnings before interest, taxes, depreciation, and amortization. The Company must also pay a facility fee ranging from 12.5 basis points to 20 basis points of the total facility, based on the same performance measure. Based on such measures at December 31, 1998, interest payments during 1999 will be based on LIBOR plus 12.5 basis points and the facility fee will be
12.5 basis points of the total facility.

         The 1998 Agreement, and the Term Loan, contain certain covenants with which the Company must comply. These include: (i) maintain at the end of each fiscal quarter for the four fiscal quarters ending on such date a fixed charge coverage ratio of not less than 2.25 to 1.0, as of December 31, 1997 and March 31, 1998, increasing to 2.5 to 1.0 for the quarter ending June 30, 1998 and thereafter, (ii) maintain total debt to EBITDA ratio of no more than 3.0 to 1.0,
(iii) restrictions on using net worth to acquire other companies or transferring assets to a subsidiary, and (iv) restrictions on declaring or paying cash dividends in any one fiscal year in excess of twenty-five percent of its net income for such year.

         The following schedule summarizes the total outstanding notes; there are no outstanding capitalized lease obligations. The carrying values approximate the fair values.

December 31 (In millions)                                                             1998          1997
----------------------------------------------------------------------------------------------------------

Revolving Line-of-Credit                                                              $  -          $ 1.8

Unsecured Notes With Interest at 5.250% - 6.938%
  Principal and Interest Payable Monthly Through
  January 2004                                                                          28.0         33.6
                                                                                       -----        -----

Total Notes Payable and Capitalized Lease Obligations                                  $28.0        $35.4
                                                                                       =====        =====


Principal amounts are repayable as shown below:
     1999                                                                              $ 5.3
     2000                                                                                6.1
     2001                                                                                6.1
     2002                                                                                5.5
     2003                                                                                4.0
     2004 and Beyond                                                                     1.0
                                                                                       -----
                                                                                        28.0
     Less Current Portion                                                                5.3
                                                                                       -----
     Long-Term Portion                                                                 $22.7
                                                                                       =====


         Interest paid by the Company totaled $4.2 million in 1998, $5.8 million in 1997, and $3.2 million in 1996.

NOTE 4 -- EQUITY SECURITIES

         At December 31, 1997, the Company had a stock option plan, 1992 Amended and Restated Stock Option Plan E, as amended (the "1992 Plan E"), under which the Company was authorized to issue up to 3,375,000 shares of common stock as incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). The 1992 Plan E, which was approved by the shareholders in May 1992, replaced Stock Option Plan E ("Plan E"). At its February 1998 meeting, the Board terminated the 1992 Plan E. No grants have been made under this plan since 1996. On May 10, 1996, the shareholders approved a new stock option plan for the Company, Stock Option Plan F ("Plan F") under which an additional 3,800,000 shares of common stock may be issued as ISOs or NSOs. On February 21, 1997, the Board adopted certain amendments to Plan F resulting in the 1996 Amended Stock Option Plan F ("Amended Plan F") which was approved by the shareholders at the May 9, 1997 annual meeting.

         Under all plans, the exercise price of an ISO granted is not less than the fair market value of the common stock on the date of grant and for NSOs, the exercise price is either the fair market value of the common stock on the date of the grant or, when granted in connection with one-year performance periods under the Company's incentive compensation program, the exercise price may be determined by a formula selected by the Board or appropriate Board committee that is based on the fair market value of the common stock as of a date, or for a period, that is within three months of the date of grant. In cases where the average market value exceeds the exercise price on the date of grant, the differential is recorded as compensation expense. Under all plans, options expire up to eight years from the date of grant. Options granted are exercisable immediately, in monthly installments, or at a future date, as determined by the appropriate Board committee or as otherwise specified in the plan.

         At December 31, 1998 there were 2,191,853 shares available for grant under Amended Plan F. No options remain available for grant under any previous stock option plan. The following table summarizes information with respect to stock options outstanding at December 31, 1998.

                                                                                       Options Exercisable
                                  Total Options Outstanding at 12/31/98                   at 12/31/98
                                  --------------------------------------------  ----------------------------
                                             Weighted
                                              Average
                                             Remaining        Weighted                            Weighted
                                            Contractual        Average                             Average
       Range of                    Number      Life           Exercise                 Number      Exercise
  Exercise Prices                of Shares    (Years)           Price                of Shares      Price
  -----------------------------------------------------------------------------------------------------------
   $ 6.44 - $10.33                 568,375     1.45             $ 8.55                 463,881      $ 8.38
    10.44 -  14.83                 533,225     2.14              13.34                 441,590       13.16
    15.00 -  19.08                 626,142     3.11              17.79                 547,024       17.79
    19.33 -  24.00                 614,095     3.17              23.12                 474,917       23.43
    24.63 -  27.50                 533,263     5.50              26.19                  92,381       26.10
    27.81 -  35.63                 308,586     4.75              29.04                 169,647       28.85
                               -----------                                         -----------
                                 3,183,686     3.22             $18.92               2,189,440      $17.29

Additional information with respect to stock options awarded pursuant to such plans is summarized in the following schedule.

                                                                         Number of               Weighted
                                                                           Option                 Average
                                                                           Shares               Exercise Price
---------------------------------------------------------------------------------------------------------------
Balance Outstanding at December 31, 1995                                  3,404,582               $  9.09

For the Year Ended December 31, 1996:
     Options Granted                                                        769,451                 23.84
     Options Canceled                                                        26,495                 16.67
     Options Exercised                                                      730,782                  7.16
     Balance Outstanding at December 31, 1996                             3,416,756                 12.76

For the Year Ended December 31, 1997:
     Options Granted                                                        964,335                 20.77
     Options Canceled                                                        85,405                 19.60
     Options Exercised                                                      516,384                  7.94
     Balance Outstanding at December 31, 1997                             3,779,302                 15.31

For the Year Ended December 31, 1998:
     Options Granted                                                        731,244                 25.34
     Options Canceled                                                       122,325                 21.88
     Options Exercised                                                    1,204,535                 11.20
     Balance Outstanding at December 31, 1998                             3,183,686                 18.92


         The Company has chosen to continue to account for stock-based compensation using the method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees." In 1996, the Company adopted, for disclosure purposes only, Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS No. 123).

         If the Company determined compensation cost for these plans in accordance with SFAS No. 123, the Company's pro-forma net income and earnings per share for fiscal year 1998, 1997 and 1996 would have been decreased to the pro-forma amounts indicated below:

December 31 (In millions, except per share data):                     1998            1997            1996
---------------------------------------------------------------------------------------------------------------------------------

Reported:
         Net Income                                                  $51.8            $31.2           $15.5
                                                                     =====            =====           =====
         Basic Net Income per Share                                  $1.23            $0.75           $0.38
                                                                     =====            =====           =====
         Diluted Net Income per Share                                $1.21            $0.74           $0.37
                                                                     =====            =====           =====
Pro-Forma:
         Net Income                                                  $48.8            $26.8           $13.1
                                                                     =====            =====           =====
         Basic Net Income per Share                                  $1.16            $0.65           $0.32
                                                                     =====            =====           =====
         Diluted Net Income per Share                                $1.14            $0.64           $0.31
                                                                     =====            =====           =====

         The SFAS No. 123 method of accounting does not apply to options granted prior to January 1, 1995, and accordingly, the resulting pro-forma compensation cost may not be representative of that to be expected in future years.

         The Company has eight-year and five-year options. For disclosure purposes, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. Under the Black-Scholes model, the total value of the eight-year options granted in 1998, 1997 and 1996 was $2.8 million, $2.2 million and $1.8 million, respectively, which would be amortized on a graded vesting schedule on a pro-forma basis over a seven-year period. The weighted-average fair value of the eight-year stock options granted in 1998, 1997 and 1996 was $12.37, $10.56 and $12.36, respectively. The total value of the five-year stock options granted in 1998, 1997 and 1996 was $5.2 million, $5.5 million and $5.0 million, respectively. These would be amortized ratably on a pro-forma basis over a five-year period (which varies between four months and five years). The weighted-average fair value of the five-year stock options granted in 1998, 1997 and 1996 was $10.18, $7.28 and $8.06, respectively.

         Additionally, the following assumptions were used for both the eight-year and five-year stock options granted in 1998, 1997 and 1996 respectively.


                                        Eight Year                                    Five Year
                             --------------------------------           -------------------------------
December 31                   1998         1997         1996             1998          1997         1996
---------------------------------------------------------------------------------------------------------------------------------
Expected Volatility           43.86%       39.96%       38.01%            45.44%       39.65%       36.35%
Risk-Free Interest Rate        5.36%        5.60%        6.48%             5.48%        6.29%        5.58%
Expected Life                  5 yrs        5 yrs        5 yrs             4 yrs        4 yrs        4 yrs
Expected Dividend Yield           0%           0%           0%                0%           0%           0%


     At its February 1995 meeting, the Board authorized the Company to expend up to $10 million to repurchase additional shares of its common stock, from time to time, for its stock based benefit plans or for other corporate purposes. On August 3, 1998 the Company announced that its Board had authorized the purchase, from time to time, of up to 1 million shares of its common stock through open market and negotiated purchases. The Company repurchased 723,520, 3,358, and 24,600 shares of its common stock during 1998, 1997, and 1996, respectively, for a total of $21.8 million. In addition, the Company has begun funding stock option exercises through the reissuance of previously acquired treasury shares.

NOTE 5 -- EARNINGS PER SHARE RECONCILIATION

Year Ended December 31 (In millions except per share data)                        1998         1997        1996
----------------------------------------------------------------------------------------------------------------
Basic Earnings per Share Computation
------------------------------------
    Net Income (Numerator)                                                      $51.8         $31.2       $15.5
                                                                                -----         -----       -----
    Weighted Average Shares (Denominator)                                        42.1          41.4        40.7
                                                                                -----         -----       -----
    Basic Net Income per Share                                                  $1.23         $0.75       $0.38
                                                                                =====         =====       =====
Diluted Earnings per Share Computation
--------------------------------------
    Net Income (Numerator)                                                      $51.8         $31.2       $15.5
                                                                                -----         -----       -----
    Weighted Average Shares and Equivalents:
       Weighted Average Shares                                                   42.1          41.4        40.7
       Shares Issuable Upon Exercise of Stock Options                             3.3           2.9         3.5
       Less Shares Assumed to be Repurchased at Fair Market Value                (2.5)         (2.0)       (2.3)
                                                                                -----         -----       -----
       Total Weighted Average Shares and Equivalents (Denominator)               42.9          42.3        41.9
                                                                                -----         -----       -----
    Diluted Net Income per Share                                                $1.21         $0.74       $0.37
                                                                                =====         =====       =====

NOTE 6 -- INCOME TAXES

Year Ended December 31 (In millions)                                      1998           1997            1996
------------------------------------------------------------------------------------------------------------------

Income before income taxes for the year ended
  December 31 was derived in the following jurisdictions:
       U.S.                                                              $58.5           $25.7         $  8.7
       Non-U.S.                                                           28.8            25.7           17.5
                                                                        ------          ------         ------
                                                                         $87.3           $51.4          $26.2
                                                                         =====           =====          =====

The provision for income taxes is comprised of the following:
       Current:
           U.S. Federal                                                  $15.5          $  3.3          $10.4
           U.S. State                                                      4.1             0.3            1.4
           Non-U.S.                                                        8.1            13.3            8.7
       Deferred:
           U.S. Federal                                                    6.4             3.2           (4.3)
           U.S. State                                                     (1.9)            0.6           (0.5)
           Non-U.S.                                                        3.3            (0.5)          (5.0)
                                                                         -----          ------         ------
Total Provision                                                          $35.5           $20.2          $10.7
                                                                         =====           =====          =====

The differences between the U.S. federal statutory
   income tax as measured based on pre-tax income
   and the Company's effective rate are:
       U.S. federal statutory income tax rate                             35.0%           35.0%          35.0%
       State income taxes, net of federal benefit                          3.3             1.6            1.9
       Change in valuation allowance                                       0.7             0.2           (9.1)
       Research tax credits                                               (0.4)           (3.6)          (3.0)
       Meals and entertainment                                             2.4             3.7            5.7
       Goodwill and Other Non-deductibles                                  0.6             0.4            1.6
       Benefit of Non-U.S. Subsidiary Conversion                          (1.7)           (1.7)             -
       Impact of Non-U.S. jurisdictions                                    1.4             6.0            4.3
       Other                                                              (0.6)           (2.3)           4.4
                                                                        ------          ------         ------
Effective Rate                                                            40.7%           39.3%          40.8%
                                                                        ======          ======         ======

Year Ended December 31 (In millions)                                     1998           1997            1996
----------------------------------------------------------------------------------------------------------------

The tax effect of temporary differences that give rise
   to significant portions of the deferred tax assets and
   deferred tax liabilities at December 31 are as follows:
       Deferred Tax Assets:
           Accrued Expenses                                             $  3.2          $    -           $  5.4
           Employee Related Compensation                                  13.7             8.7              6.1
           Deferred Revenue                                                1.0             1.5              2.4
           Allowance for Doubtful Accounts                                 3.9             4.2              8.5
           Loss and Credit Carryforwards                                   3.5             9.0              5.4
           Other                                                           5.0             3.3             (1.9)
                                                                        ------          ------           ------
       Subtotal                                                           30.3            26.7             25.9
       Valuation Allowance                                                (1.1)           (0.5)            (0.4)
                                                                        ------          ------           ------
       Total Deferred Tax Assets                                        $ 29.2          $ 26.2           $ 25.5
                                                                        ------          ------           ------


       Deferred Tax Liabilities:
           Unbilled Receivables                                         $(19.9)         $(20.4)          $(26.9)
           Capitalized Software                                          (29.2)          (21.0)           (12.6)
           Other                                                          (6.1)           (3.1)            (0.9)
                                                                        ------          ------           ------
       Total Deferred Tax Liabilities                                    (55.2)          (44.5)           (40.4)
                                                                        ------          ------           ------
       Net Deferred Tax Liabilities                                     $(26.0)         $(18.3)          $(14.9)
                                                                        ======          ======           ======


       The net changes in total valuation allowance for the years ending December 31, 1998, 1997, and 1996 were an increase of $0.6 million, $0.1 million, and a decrease of $2.4 million respectively. Certain of the Company's foreign subsidiaries have net operating losses, the majority of such losses carry forward over an indefinite period.

       The Company has not provided U.S. federal income and foreign withholding taxes on $17.0 million of non-U.S. subsidiaries' undistributed earnings as of December 31, 1998, because such earnings are intended to be reinvested indefinitely or have already been taxed at rates in excess of the U.S. federal rate. If these earnings were distributed, foreign tax credits would become available under current law to reduce or eliminate the resulting U.S. income tax liability. Where excess cash has accumulated in the Company's non-US subsidiaries and it is advantageous for tax or foreign exchange reasons, subsidiary earnings are remitted.

       The Company paid income taxes of approximately $23.4 million, $14.9 million, and $14.3 million, in 1998, 1997, and 1996, respectively.


NOTE 7 -- DEFERRED COMPENSATION PLAN

         The Company has deferred compensation plans which were implemented in late 1996, and permit eligible employees and directors to defer a specified portion of their compensation. The deferred compensation earns a specified rate of return. As of year end 1998 and 1997 the Company had accrued $17.3 million and $10.4 million, respectively, for its obligations under these plans. The Company expensed $1.4 million in 1998 and $0.6 million in 1997, related to the earnings by the deferred compensation plan participants.

         To fund these plans, the Company purchases corporate-owned life insurance contracts. Proceeds from the insurance policies are payable to the Company upon the death of the insured. The cash surrender value of these policies, included in "Other Assets", was $16.6 million at December 31, 1998 and $9.6 million at December 31, 1997. There were no outstanding loans at December 31, 1998 or December 31, 1997 on these policies.


NOTE 8 -- EMPLOYEE PENSION PLAN

         The Company has a simplified employee pension plan, which became effective January 1, 1980. Contributions are based on the application of a percentage specified by the Company to the qualified gross wages of eligible employees. The Company makes annual contributions to the plan equal to the amount accrued for pension expense. Total expense of the plan was $11.5 million in 1998, $9.8 million in 1997, and $8.3 million in 1996.


NOTE 9 -- JOINT VENTURE

         In 1998, the Company established a joint venture with Bank of Montreal to provide online loan application and decisioning services to small and mid-size financial institutions via a new limited liability company, Competix L.L.C. In 1998, the Company invested $3.6 million for its 50% interest in Competix, which investment was reduced by $0.7 million related to the Company's share of the 1998 Competix loss due to the start up costs for this new company.

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

         The Company occupies production facilities and office space (real property) and uses various equipment under operating lease agreements, expiring at various dates through the year 2014.

         The commitments under these agreements, as of December 31, 1998, are summarized in the table below. Payments under the real property leases are generally subject to escalation based upon increases in the Consumer Price Index, operating expenses, and property taxes.

                     Gross Rentals and Maintenance Payments
                     --------------------------------------

(In millions)                                      Real Property           Equipment                 Total
------------------------------------------------------------------------------------------------------------
1999                                                  $ 33.3                $  7.8                  $  41.1
2000                                                    32.1                   3.6                     35.7
2001                                                    30.3                   1.0                     31.3
2002                                                    27.9                   0.1                     28.0
2003                                                    24.2                   0.1                     24.3
2004 through 2014                                      119.0                    -                     119.0
                                                      ------                 -----                   ------

Total                                                 $266.8                 $12.6                   $279.4
                                                      ======                 =====                   ======

         Operating lease expense for 1998, 1997, and 1996 was approximately $45.1 million, $46.5 million and $34.1 million, respectively.

         The Company has an extended leave program for certain employees that provides for compensated leave of eight weeks after seven years of service. The leave is not vested and can be taken only at the discretion of management. Because of the extended period over which the leave accumulates and the highly discretionary nature of the program, the amount of extended leave accumulated at any period end which will ultimately be taken is indeterminable. Consequently, the Company expenses such leave as it is taken.

         The Company has entered into a bank guarantee due upon request for performance under one of its contracts in Israel. At December 31, 1998, the Company had $19.8 million outstanding under such bank guarantee.

         AMS performs, at any point in time, under a variety of contracts for many different clients. Situations can occasionally arise where factors may result in the renegotiation of existing contracts. Additionally, certain contracts may provide the client the right to suspend or terminate the contracts. To the extent any contracts may provide the client with such rights, the contracts generally provide for AMS to be compensated for work performed to date and may include provisions for payment of certain termination costs. However, business and other considerations may at times influence the ultimate outcome of contract renegotiations, suspension and/or cancellation.


NOTE 11 -- RELATED PARTY TRANSACTIONS

         The Company incurred legal fees and reimbursable expenses payable to Shaw, Pittman, Potts & Trowbridge, general counsel to the Company, totaling approximately $5.0 million, $4.0 million, and $2.7 million, in 1998, 1997, and 1996, respectively. A member of the firm of Shaw, Pittman, Potts & Trowbridge is the spouse of a former executive officer of the Company who resigned in November 1997.

NOTE 12 -- SEGMENT REPORTING AND SIGNIFICANT CUSTOMERS

         The Company has adopted Statement of Financial Accounting Standards
No. 131 "Disclosures about Segments of an Enterprise and Related Information" as required and comparative information for earlier years is presented below. The Company engages in business activities in one operating segment which provides information technology consulting services to large clients in targeted vertical markets. The chief operating decision-maker is provided information about the revenues generated in key client industries. The resources needed to deliver the Company's services are not separately reported by industry. The Company markets its services worldwide, and its operations are grouped into two main geographic areas according to the location of each of the Company's subsidiaries. The Company's long-lived assets are located primarily in the United States. The two groupings consist of United States locations and non-US locations. Pertinent financial data is summarized below.


Year Ended December 31 (In millions)                              1998               1997               1996
-------------------------------------------------------------------------------------------------------------
Revenues by Target Market

  Telecommunications Firms                                     $  258.3              $259.3             $310.1
  Financial Services and Institutions                             218.5               204.8              175.9
  State and Local Governments and Education                       282.1               171.4              140.7
  Federal Government Agencies                                     241.3               189.2              135.7
  Other Corporate Clients                                          57.6                47.6               49.8
                                                               --------              ------             ------

  Consolidated Total                                           $1,057.8              $872.3             $812.2
                                                               ========              ======             ======
Revenues by Geographic Area

  U.S. Companies                                               $  873.3              $682.2             $645.2
  Non-US Companies                                                184.5               190.1              167.0
                                                               --------              ------             ------
  Consolidated Total                                           $1,057.8              $872.3             $812.2
                                                               ========              ======             ======

         Revenues from AMS's U.S. Companies include export sales to non-US clients of $23.9 million in 1998, $58.5 million in 1997, and $111.3 million in 1996. As a result the Company's total non-US client revenues, primarily in Western Europe, were as follows:


Year Ended December 31 (In millions)                              1998               1997               1996
-------------------------------------------------------------------------------------------------------------
  Exports By U.S. Companies                                        $ 23.9           $ 58.5              $111.3
  Non-US Companies                                                  184.5            190.1               167.0
                                                                   ------           ------              ------

  Total Non-US Client Revenues                                     $208.4           $248.6              $278.3
                                                                   ======           ======              ======
    Percent of Total Revenues                                        19.7%            28.5%               34.3%
                                                                   ======           ======              ======


Significant Customers:

         Total revenues from the U.S. Government, comprising 109 clients in 1998, 93 clients in 1997, and 90 clients in 1996, were approximately $224.8 million in 1998, $171.5 million in 1997, and $113.0 million in 1996. No other customer accounted for 10% or more of total revenues in 1998, 1997, or 1996.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of American Management Systems, Incorporated
Fairfax, Virginia

We have audited the accompanying consolidated balance sheet of American Management Systems, Incorporated and subsidiaries (the "Company") as of December 31, 1998, and the related statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of American Management Systems, Incorporated and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP

Washington, D.C.
February 17, 1999

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of American Management Systems, Incorporated

         In our opinion, the accompanying consolidated financial statements appearing on pages 3 to 22 of the 1998 Financial Report present fairly, in all material respects, the financial position of American Management Systems, Incorporated and its subsidiaries at December 31, 1997, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





PRICEWATERHOUSECOOPERS LLP

Washington, D.C.
February 18, 1998

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") contains certain forward-looking statements. In addition, the Company or its representatives from time to time may make, or may have made, certain forward-looking statements, orally or in writing, including, without limitation, any such statements made in this MD&A, press releases, or any such statements made, or to be made, in the MD&A contained in other filings with the Securities and Exchange Commission. The Company wishes to ensure that such forward-looking statements are accompanied by meaningful cautionary statements so as to ensure, to the fullest extent possible, the protections of the safe harbor established by section 27A of the Securities Act of 1933, as amended and section 21E of the Securities Exchange Act of 1934, as amended. Accordingly, such forward-looking statements made by, or on behalf of, the Company are qualified in their entirety by reference to, and are accompanied by, the discussion herein of important factors that could cause the Company's actual results to differ materially from those projected in such forward-looking statements.


RESULTS OF OPERATIONS

   The following table sets forth for the periods indicated the percentage of total revenues of major items in the Consolidated Statements of Operations and the percentage change in such items from period to period (see "Financial Statements and Notes"). The effect of inflation and price changes on the Company's revenues, income from operations, and expenses, is generally comparable to the general rate of inflation in the U.S. economy.



                                                               Period-to-Period
                                 Percentage of Total Revenues      Change
                                 ----------------------------  ----------------
                                                                 1998   1997
                                                                  vs.   vs.
                                    1998    1997    1996         1997   1996
------------------------------------------------------------------------------
Revenues                           100.0%  100.0%  100.0%       21.3%   7.4%
Expenses
   Client Project Expenses           55.1    55.6    64.8        20.2   (7.8)
   Other Operating Expenses          30.1    32.5    25.9        12.5   34.7
   Corporate Expenses                 6.2     5.7     5.9        33.1    2.5
                                  ------- ------- -------
                                     91.4    93.8    96.6        18.3    4.3

Income from Operations                8.5     6.2     3.4        65.6   96.7
Other (Income) Expense                0.2     0.3     0.2       (10.3) 107.1
                                  ------- ------- -------
Income Before Income Taxes            8.3     5.9     3.2        69.8   96.2
Income Taxes                          3.4     2.3     1.3        75.7   88.8
                                  ------- ------- -------
Net Income                            4.9     3.6     1.9        66.0  101.3
Weighted Average Shares                                           1.7    1.7
Basic Net Income per Share                                       64.0   97.4
Weighted Average Shares and Equivalents                           1.4    1.0
Diluted Net Income per Share                                     63.5  100.0

      REVENUES

      Revenues increased 21% and 7% during 1998 and 1997 compared to the preceding year. Approximately 85-90% of each year's revenues come from clients for whom the Company performed services in prior years. Looking ahead to 1999, the Company expects growth to continue at approximately the same rates that were experienced in 1998, with approximately equal growth rates in all target markets, except the Telecommunications Firms market which is expected to grow at a slightly faster rate and the Federal Government Agencies market which is expected to grow at a slightly slower rate.

      As part of its growth strategy the Company has formed a cross-target market practice that will focus on delivering high-value, customer-facing Web solutions - including eBill, eCare and eMarketing - tailored to clients in financial services, telecommunications, government and utilities. These solutions will help firms achieve greater cost savings, deliver improved customer service and leverage cross-sell and up-sell opportunities in their markets. The new "eCustomer" practice builds upon the Company's existing, significant eCommerce client base.

      Business with non-US clients decreased 16% to $208 million during 1998 and decreased 11% during 1997 to $249 million, as the Company has not fully replaced the revenues from two large projects with European telecommunications clients whose cancellations were announced in 1997. With the exception of the Telecommunications Firms market, all other business with non-US clients increased 16% during 1998 and 27% during 1997. Business with non-US clients represents 20% and 28% of the Company's total revenues for 1998 and 1997, respectively. During 1998, the Company increased its non-US client base and expanded the number of services offered to these clients. In Europe, the Company gained 14 new telecommunications clients, and increased revenues from financial services clients by 27%, during 1998. In addition, the Company opened a new office in Australia, where work on a large telecommunications project is underway. During 1998, the Company also expanded the number of non-US financial services, telecommunications and government clients it serves. The Company believes that it is well positioned to achieve substantial growth in non-US business going forward. For the year 1999, the Company expects non-US business and European business in particular, to show some growth over 1998, mainly in the Telecommunications Firms and the Financial Services Institutions target markets.

      In the Telecommunications Firms market, a market that is characterized by large projects with relatively few clients, revenues were flat in 1998 when compared to 1997, while there was a decrease of 16% comparing 1997 to 1996. The changes in revenues were principally due to the above-cited cancellations and to the capitalization of a large-scale telecommunications project. Importantly, revenue in this market increased in each quarter during all of 1998, which reflects the Company's continued success in implementing its revised strategy in the telecommunications marketplace, acquiring new clients, expanding service offerings and initiating several systems integration engagements. Non-US revenues decreased 30% and 20%,
compared to the 1997 and 1996 periods.   For the year 1999, the Company
anticipates revenue growth in this market to increase at rates slightly above the Company's overall revenue growth. The Company's development of its next generation of customer care and billing software, known as "Tapestry", is continuing to progress through a contract with a European client. As that client is sharing part of the cost of development, collections from that contract will not contribute to revenue growth in this market in 1999, but instead will reduce capitalized software costs. There is significant market interest in Tapestry. There remain risks in this market. Competition for experienced staff is especially intense in the telecommunications field, and staffing remains one of the Company's critical challenges for the Telecommunications Firms market. Additionally, the Company works in countries other than Western Europe and North America and the delivery risks in these other countries may be higher. Revenues in the

Telecommunications Firms market in these countries are less than 3% of the Company's total revenues for 1998.

      In the Financial Services Institutions target market, 1998 revenues increased 7% over 1997, attributable principally to build-ups in business with clients who started large projects in 1997, and start-up work on several new contracts awarded during the first half of 1998. Comparing 1997 to 1996, revenues in this market increased 16% as a result of new business in early 1997. Business with non-US clients, primarily European, account for approximately 34% of the 1998 revenues in this market ($75 million).
Revenues in Europe increased 27% in 1998 compared to 1997. For 1999, the Company expects demand in the market to remain strong, but faces staffing constraints in this market as well. The Company anticipates revenue growth in this market to increase at rates approximating the Company's overall revenue growth rate.

      In the State and Local Governments and Education target market, revenues increased 65% in 1998 and 22% in 1997. The increase for both periods was driven by the rapid build-up of several large contracts with state taxation departments looking to make substantial improvements in their ability to collect delinquent taxes and several new engagements for financial and revenue systems. The Company enjoys strong demand in this market. On certain of the contracts with state taxation departments, the Company's fees are paid out of the benefits (increased collections) that the client achieves. On benefit-funded contracts (contracts whereby the amounts due the Company are payable based on actual benefits derived by the client), the Company defers recognition of revenues until that point at which management can predict, with reasonable certainty, that the benefit stream will generate amounts sufficient to fund the contract. From that point forward, revenues are recognized on a percentage of completion basis. Beginning in the second quarter of 1998, the Company started work on several large multi-year benefits-funded contracts. Material revenues from certain of those contracts are not likely to be recognized until later periods. Revenues in the State and Local Governments and Education market are expected to increase in 1999 at rates approximating the Company's overall revenue growth rate.

      Revenues in the Federal Government Agencies target market increased 28% in 1998 and 39% in 1997. This increase was attributable predominantly to the award in mid-1997 of a significant multi-year contract with the Department of Defense for its Standard Procurement System ("SPS"), which accounted for 34% of the 1998 revenue growth and 40% of the 1997 revenue growth. In addition, there was increased business with existing clients and new business with both defense and civilian agencies. In 1999, the Company expects revenues in this target market to increase at rates slightly lower than the overall growth rate of the Company. These revenue increases will continue to be driven primarily by the SPS contract and by contracts with clients using the Company's federal financial systems.

      Revenues from Other Corporate Clients increased 21% in 1998 and
decreased 4% in 1997.   The 1998 increase is mainly attributable to increased
business with new clients in the electric and gas utilities market and the
health care market.   For all of 1999, the Company expects revenue growth in
this market to increase at rates comparable to the Company's overall revenue growth rate.


      EXPENSES

      Client project expenses and other operating expenses together increased 17% during 1998, which was slightly lower than the growth rate in revenues. These expenses include a $7 million provision for a potential future loss on one of the Company's contracts with an Israeli client in the Telecommunications Firms target market. Comparing 1997 to 1996, client project and other operating expenses increased 4%, which was slightly lower than the growth rate in revenues. Looking to 1999, the Company anticipates that these expenses will continue to increase, but at rates lower than revenue increases. The Company expects to make significant expenditures related to the development of the "Tapestry" software; however, a majority of these expenditures will be capitalized.

      Corporate Expenses increased 33% and 2%, in 1998 and 1997,
respectively.   Corporate expenses increased faster than the revenue growth during 1998, due to the dedication of resources applied to the Year 2000 remediation of internal systems, increases in accruals for corporate level performance-based incentive compensation, and profit-based compensation accruals under the Company's restricted stock program. The 1997 rate of increase was offset in part by sharply reduced performance-based incentive compensation accruals for the corporate officers and minimal profit-based compensation accruals under the Company's restricted stock program, both owing to the material impact of the cancellation of the Telecommunication contracts discussed earlier. For the year 1999, the Company expects these expenses to grow in line with the Company's revenue growth.

      INCOME FROM OPERATIONS

      Income from operations increased 66% in 1998 and 97% in 1997. The Company's profit margins have continued to improve due to an ongoing emphasis on well-structured engagements and tightly managed delivery risk. In addition, the Company is continuing to focus on controlling expenses. Income from operations also increased in 1998, compared with 1997, as a result of the capitalization of software expenses related to the development of the Tapestry software. These software costs were expensed during 1997. For 1999, the Company will continue to manage growth and expects to continue improving on the profit margins.

      OTHER (INCOME) EXPENSE

      Interest expense decreased 28% in 1998 and increased 81% in 1997, compared to 1997 and 1996 respectively. The 1998 decrease is due to lower amounts of short-term borrowings, as a result of significantly improved cash flow from operations. The 1997 increase was due to significant increases in short-term borrowings to finance accounts receivable, especially those of one of its foreign subsidiaries and the addition of the $20 million Term Loan.
It is expected that interest expense in 1999 will approximate the 1998 amount. Other (income) expense decreased 10% during 1998, compared to 1997, primarily because of a write-off of certain small investments and some obsolete fixed assets. The improved cash flow has increased the Company's cash investment income, which partially offset the expense increase.

      In 1998, the Company set up a joint venture with Bank of Montreal to provide online loan application and decisioning services to small and mid-size financial institutions via a new firm, Competix L.L.C. The Company incurred a loss of $0.7 million in 1998 related to this joint venture, due to the start up costs of this new company.

      INCOME TAXES

      The Company's effective tax rate for 1998 was 40.7% compared to 39.3% in 1997 and 40.8% in 1996. The Company expects that its effective tax rate in 1999 will be generally consistent with its historical rates.


FOREIGN CURRENCY EXCHANGE

      Approximately 20% of the Company's total revenues in 1998, 28% in 1997, and 34% in 1996, were derived from non-US clients. The Company's practice is to negotiate contracts in the same currency in which the predominant expenses are incurred, thereby mitigating the exposure to foreign currency exchange fluctuations. It is not possible to accomplish this in all cases; thus, there is some risk that profits will be affected by foreign currency exchange fluctuations. However, the Company seeks to negotiate provisions in contracts with non-US clients that allow pricing adjustments related to currency fluctuations. In late 1997, the Company began to employ limited hedging of intercompany balance sheet transactions through derivative instruments (foreign currency swap contracts). As of December 31, 1998, the Company had no outstanding derivative contracts. In addition, the Company has established a notional cash pool with a European bank. This arrangement allows the Company to better utilize its cash resources among all of the Company's subsidiaries, without incurring foreign currency conversion risks, thereby mitigating foreign currency exposure for these transactions. The Company also actively manages the excess cash balances in the cash pool, which will increase interest income on short-term investments.


LIQUIDITY AND CAPITAL RESOURCES

      The Company provides for its operating cash requirements primarily through funds generated from operations, and secondarily from bank borrowings which provide for cash and currency management with respect to the short-term impact of certain cyclical uses, such as annual payments of incentive compensation as well as financing from time to time accounts receivable. At December 31, 1998, the Company's cash and cash equivalents totaled $119.3 million, significantly up from $49.6 million at the end of 1997. Cash provided from operating activities for 1998 was $131.2 million compared to $64.9 million in 1997. Cash provided from operating activities increased due to significant improvements in the rate of collection of the Company's accounts receivable and from increases in accrued incentive compensation and other accrued liabilities. In addition, the Company received $14.8 million representing collections from funding partners on jointly funded software development efforts. See Note 2 to the consolidated financial statements for further discussion on accounts receivable.

      During 1998, the Company invested over $55.4 million in fixed assets, software purchases, and computer software development compared to $48.5 million in 1997. In 1998, the Company invested $3.6 million on the Competix joint venture, which was reduced by $0.7 million related to the Company's share of the 1998 Competix loss. Total debt and revolving line-of-credit borrowings decreased by $20 million over year-end 1997; revolving line-of-credit borrowings were zero at December 31, 1998. The aggregate weighted average short-term borrowings during 1998 were approximately $4.5 million, at a weighted average interest rate of 4.9%. During 1998, the Company made approximately $7.5 million in installment payments of principal on outstanding debt owed to banks; the Company also received proceeds of approximately $20.9 million during the period from the exercise of stock options and the tax benefits related thereto.

      At December 31, 1998, the Company's debt-equity ratio, as measured by total liabilities divided by stockholders' equity was 0.84, up from 0.77 at December 31, 1997.

      At its February 1995 meeting, the Board authorized the Company to expend up to $10 million to repurchase additional shares of its common stock, from time to time, for its stock based benefit plans or for other corporate purposes. On August 3, 1998 the Company announced that its Board had authorized the purchase, from time to time, of up to 1 million shares of its common stock through open market and negotiated purchases. The Company repurchased 723,520, 3,358, and 24,600 shares of its common stock during 1998, 1997, and 1996, respectively, for a total of $21.8 million. In addition, the Company has begun funding stock option exercises through the reissuance of previously acquired treasury shares. Furthermore, on March 3, 1999, the Company announced that its Board had authorized the purchase, from time to time, of an additional 1 million shares. As of March 3, 1999, taking into account the Company's repurchases through December 31, 1998, the Company was authorized to repurchase an additional 1.3 million shares.

      The Company's material unused source of liquidity at the end of 1998 consisted of approximately $120.0 million under the 1998 Agreement. The Company believes that its liquidity needs can be met from the various sources described above.

      The Company has entered into bank guarantees due upon request for performance under one of its contracts in Israel. At December 31, 1998, the Company had $19.8 million outstanding under such bank guarantees.

      As part of its growth strategy, the Company intends to pursue aggressively new opportunities to form strategic alliances and partnerships and to make acquisitions. Effective February 19, 1999, the Company acquired Budgeting Technology, Inc. ("BTI"), the leading provider of public sector budgeting solutions. BTI, headquartered in Bethesda, Maryland, has pioneered the market for governmental budgeting systems. As a result of the acquisition, BTI's Budget Reporting and Analysis Support System will become a significant component of the Company's suite of services and products to support financial and human resource solutions.



YEAR 2000 ISSUES

      Companies in the business of providing information technology services, software products or custom-developed software, such as the Company, face "Year 2000 compliance" issues in at least three critical areas: internal information and communication technology systems, client software systems, and embedded systems (products which are made with microprocessor (computer) chips such as environmental systems, physical security systems and elevators). "Year 2000 compliance" means the ability of hardware, software and other processing capabilities to interpret and manipulate correctly all date data up to and through the year 2000, including proper computation of leap years. With respect to embedded systems, Year 2000 compliance means that the occurrence of the Year 2000 will not cause the product in which the microprocessor chip is embedded to fail to operate properly. Failure of hardware, software and related capabilities used by the Company or, under certain circumstances, furnished to clients, to be Year 2000 compliant could have a material adverse impact on the Company.

      Accordingly, the Company is focusing at the most senior levels on Year 2000 issues. The Audit Committee of the Board of Directors, in conjunction with the Company's Executive Vice President and Chief Administrative Officer, the Company's Internal Auditor and others, is monitoring the Company's analysis and status with respect to Year 2000 issues. Year 2000 program managers have been designated throughout the Company to oversee Year 2000 efforts and provide periodic reports, on at least a quarterly basis, to the senior management and the Internal Auditor of the Company. Incentive compensation programs have been modified to include achievement of Year 2000 compliance objectives. Funds expended and to be expended on Year 2000 compliance have been allocated out of the Company's normal operating budget. The Company has not delayed any significant projects as a result of its investment of resources on Year 2000 issues.

      Early in 1997, the Company completed reviews of its major internal application systems for Year 2000 compliance. The Company began a program of testing and remediation for its application systems in 1997. The company-wide application subsystems have now been remediated and have successfully passed unit testing. A system integration test of the combined functioning of company-wide application subsystems began, on schedule, on March 1, 1999. This integration testing is expected to be completed, on schedule, by mid-1999, for significant transactions required through early in the year 2000. The integration testing is expected to be completed for other significant year 2000 and 2001 transactions during the third quarter of 1999. In addition to the scheduled early completion date of testing, the Company has also developed certain other contingency plans relating to these internal systems. The Company has also developed and implemented a limited incentive program to encourage certain experienced internal systems programmers to remain with the Company through the summer of the Year 2000.

      With respect to its company-wide hardware infrastructure, the Company has obtained Year 2000 certifications from many of the outside vendors with whom the Company contracts for the provision of utilities, goods and certain internal functionality. The Company is continuing to work to obtain outstanding certifications from the remaining outside vendors at this time. In addition to relying on certifications from outside vendors where available, the Company is also engaged in a program of testing certain subcomponents of and interfaces with the systems provided by the outside vendors.

      In addition, the Company is coordinating centrally its worldwide efforts to achieve Year 2000 compliance of its internal hardware and application systems that are not company-wide by mid-1999.

      Total costs of achieving Year 2000 compliance in the Company's internal systems, which costs will be expensed as they are incurred, were $2.3 million for 1998, and are estimated to be approximately $3.5 million for 1999, and $0.5 million for 2000. For the past two years, approximately $3.0 million has been expended by the Company on Year 2000 compliance in respect of its internal systems.

      With respect to its clients, the Company does not presently anticipate material costs or risks allocable specifically to Year 2000 compliance issues, but is continuing to assess the scope and status of such risks. Client engagements for specific Year 2000 remediation work have not been a strategic marketing focus. However, in many of the Company's existing engagements, Year 2000 replacement work is implicit, as the Company's clients are replacing systems for various business reasons. In addition, the Company has accepted limited consulting engagements in which it advises clients on the general structure of their own Year 2000 projects. The Company has drafted these contracts to limit or exclude liability for Year 2000 related claims and does not anticipate any special risks or costs attributable to Year 2000 compliance issues in performing such projects.

      With respect to contractual obligations to active clients (clients for which the Company is still obligated to furnish products or services, such as maintenance), the Company similarly does not anticipate in the aggregate material costs or risks associated with Year 2000 compliance. Its contracts with active clients primarily are either for recent or new software that is Year 2000 compliant or for which a Year 2000 compliant upgrade is available, or do not explicitly obligate the Company to furnish an updated release that is Year 2000 compliant. Early in 1997, the Company began a program to test its active software products (including upgrades, where applicable) and assess their status relative to Year 2000 compliance. Based on the results of this testing, the Company has been releasing new versions of many of its software products that have been designed and tested for performance of the functionality described in their applicable specifications up to and through the Year 2000. It also has been communicating with its software product clients regarding Year 2000 compliance of its products, and notifying the clients of the status of their software and of the availability of updated Year 2000 compliant releases for certain older software known to the Company to be still in use by that client. The Company has already communicated such information to nearly all of its product clients and is undertaking to contact the remaining clients. The Company also has been reviewing various custom software contracts to identify and resolve any potential Year 2000 problems with its custom software clients. The Company expects to continue the ongoing processes of monitoring the status of Year 2000 compliance of the Company-developed software in use by various clients.

      The Company has historically avoided, and continues to avoid, accepting contractual liability for failures of third-party software. Accordingly, the Company does not anticipate any material Year 2000 risk in connection with such third-party products. Nevertheless, in order to avoid any disruptions in connection with third-party products, the Company is seeking Year 2000 certification from third-party vendors to the extent the Company uses, or recommends the use of, third party products in its own customer products.

      In the Company's judgment, the most reasonably likely worst case scenarios in connection with the Year 2000 are possible reductions in the availability of new business, especially during the second half of 1999; and the costs of resolving potential Year 2000 lawsuits by the Company's clients. The potential reductions in business may arise as some current and prospective clients institute "code freezes" under which no new information technology development projects will be authorized until after the Year 2000 changeover. Based on the Company's existing commitments through the Year 2000, the Company does not expect to be affected materially by any such "code freezes."

      Additionally, although the ultimate outcome of any possible litigation is uncertain, the Company does not believe that the ultimate amount of liability, if any, from any such Year 2000 actions would have a material effect on the Company.

      Total costs of assessing the Year 2000 compliance of client systems and of communicating with clients about the Year 2000, which costs will be expensed as they are incurred, were $2.0 million for 1998, and are estimated to be approximately $1.5 million for 1999, and $0.8 million for 2000. For the past two years, $4.8 million has been expended by the Company on Year 2000 compliance in respect of client systems in order to expedite development of Year 2000 compliant upgrades for noncompliant systems, to notify clients of the Year 2000 compliance of their AMS products and to staff Year 2000 compliance efforts.

      The majority of the embedded systems on which the Company relies in its day to day operations are owned and managed by the lessors of the buildings in which the Company's offices are located, or by agents of such lessors.
The Company is in the process of sending letters to its lessors and, as applicable, their agents requesting certifications of the Year 2000 compliance of the embedded systems. The Company has received responses from more than half of its lessors indicating that the systems in the buildings either already are, or are expected to be before the end of 1999, Year 2000 compliant. The Company will prioritize systems and develop necessary test plans based on the further responses it continues to receive, or not to receive, to its letters.


 .

                ASSUMPTIONS UNDERLYING CERTAIN FORWARD-LOOKING
                                STATEMENTS AND
                    FACTORS THAT MAY AFFECT FUTURE RESULTS


      In the next couple of years, the Company expects its managed growth in revenues to be approximately comparable to that realized for 1998. The continuing controlled growth in revenues should enable the Company to improve its profit margins. These margins, improved in 1998, were reduced during several previous years. Cancellations of two major projects and related attrition rates which were higher than historical rates for the Company, heavy investment in building up staff capacity and infrastructure, and the stress of absorbing many new professional staff, all contributed to those reduced margins.

      The Company faces continuing risks in the area of project delivery and staffing. AMS has established a reputation in the marketplace of being a firm which delivers on time and in accordance with specifications regardless of the complexity of the application and the technology. The Company's customers often have a great deal at stake in being able to meet market and regulatory demands, and demand very ambitious delivery requirements. In order to meet its contractual commitments, AMS must continue to recruit, train, and assimilate successfully large numbers of entry-level and experienced employees annually, as well as to provide sufficient senior managerial experience on engagements, especially on large, complex projects. Moreover, this staff must be re-deployed on projects globally. Staffing projects in certain less industrialized countries can pose special risks and challenges. The Company must also manage and seek to reduce rates of attrition, which the Company expects will continue to be somewhat higher than its pre-1997 historical norms in view of increased competition for its talent.

      There is also the risk of successfully managing large projects and the risk of a material impact on results because of the unanticipated delay, suspension, renegotiation or cancellation of a large project. As was the case in 1996-1997 when cancellations of two major projects occurred, any such development in a project could result in a decline in revenues or profits, the need to relocate staff, a potential dispute with a client regarding money owed, and a diminution of AMS's reputation. These risks are magnified in the largest projects and markets simply because of their size. The Company's business is characterized by large contracts producing high percentages of the Company's revenues. For example, 35% of the Company's total revenues in 1998 were derived from business with 17 clients.

      Changing client requirements, such as scope changes, and delays in client acceptance of interim project deliverables, are other examples of risks of performing, especially in large complex projects. These risks presently are perhaps the most significant for the Company, particularly in light of two significant projects underway, one involving substantial research and development expenditures (Tapestry), and the other an Israeli client project. These risks are greater in certain geographic markets where such projects are less common, for example outside Europe and the United States.

      The Company could also face delays by clients, or client suspensions or cancellation of projects, because of client systems' failures to be Year 2000 compliant. Many companies are expected to impose freezes on changes in code programming after a specified date in 1999 in order to ensure their systems' Year 2000 compliance by the end of the year 1999. Any such actions, if taken by clients of the Company, could result in diversion of work, both pending and new opportunities, and decreases in revenues and profit margins. Although these risks exist potentially across the Company's engagements, they may be magnified in certain target markets, such as the Financial Services Institutions market, given the need for Year 2000 compliance certainty in those markets, such as financial services. See "YEAR 2000 ISSUES" section in MD&A for additional information on Year 2000 compliance issues.

      Finally, there is the risk of revenues not being realized when expected, such as in certain contracts in the State and Local Governments and Education market. On certain large contracts, the Company's fees are paid out of the benefits (for example, increased revenues from tax collections) that the client achieves. The Company typically defers recognition of such revenues until management can predict, with reasonable certainty, that the benefit stream will generate amounts sufficient to fund the contract. From that point forward revenues are recognized on a percentage of completion basis.

      Events such as unanticipated declines in revenues or profits could in turn result in immediate fluctuations in the trading price and volume of the Company's stock. Certain other risks, including, but not limited to, the Company's international scope of operations, are discussed elsewhere in this Form 10-K. Increasingly, the Company conducts business in countries other than Western Europe and North America. Contracts being performed in such non-Western countries can have higher delivery risks for a variety of reasons. Because the Company operates in a rapidly changing and highly competitive market, additional risks not discussed in this Form 10-K may emerge from time to time. The Company cannot predict such risks or assess the impact, if any, such risks may have on its business. Consequently, the Company's various forward-looking statements, made, or to be made, should not be relied upon as a prediction of actual results.

FIVE-YEAR FINANCIAL SUMMARY

Year Ended December 31
(In millions except share and per share data)              1998          1997          1996            1995         1994
---------------------------------------------------------------------------------------------------------------------------
OPERATING RESULTS
---------------------------------------------------------------------------------------------------------------------------

     Revenues                                         $   1,057.8    $     872.3   $     812.2   $     632.4   $     459.9
     Client Project Expenses                                583.2          485.0         525.9         348.6         246.9
     Other Operating Expenses                               318.8          283.5         210.4         192.3         140.1
     Corporate Expenses                                      65.9           49.5          48.3          40.8          32.6
                                                      -----------    -----------   -----------   -----------   -----------
     Total Operating Expense                                967.9          818.0         784.6         581.7         419.6
                                                      -----------    -----------   -----------   -----------   -----------
     Income From Operations                                  89.9           54.3          27.6          50.7          40.3
     Other (Income) Expense                                   2.6            2.9           1.4           0.9           0.8
                                                      -----------    -----------   -----------   -----------   -----------
     Income Before Income Taxes                              87.3           51.4          26.2          49.8          39.5
     Income Taxes                                            35.5           20.2          10.7          20.6          16.1
                                                      -----------    -----------   -----------   -----------   -----------
     Net Income                                              51.8           31.2          15.5          29.2          23.4
     Dividends and Accretion on Series B
          Preferred Stock                                     -              -             -             -             0.3
                                                      -----------    -----------   -----------   -----------   -----------

     Net Income per Common Shareholders               $      51.8    $      31.2   $      15.5   $      29.2   $      23.1
                                                      ===========    ===========   ===========   ===========   ===========

PER COMMON SHARE DATA
---------------------------------------------------------------------------------------------------------------------------

     Basic Net Income per Common Share                $      1.23    $      0.75   $      0.38   $      0.73   $      0.61
     Weighted Average Shares                           42,133,843     41,361,967    40,656,760    39,736,747    38,126,715
     Diluted Net Income per Common Share              $      1.21    $      0.74   $      0.37   $      0.72   $      0.60
     Weighted Average Shares and Equivalents           42,938,896     42,304,018    41,925,353    40,707,633    38,731,422
     Common Shares Outstanding at Year End             42,026,510     41,544,299    40,939,209    40,040,454    39,294,780

FINANCIAL POSITION
---------------------------------------------------------------------------------------------------------------------------

     Total Assets                                     $     537.6    $     421.4   $     424.2   $     337.5   $     252.2
     Fixed Assets, Net                                       37.6           45.2          48.0          37.1          28.7
     Working Capital                                        202.4          168.9         125.0         115.6          89.4
     Noncurrent Liabilities                                  59.7           52.7          22.3          26.8          21.3
     Stockholders' Equity                                   291.9          238.7         203.1         175.5         138.3

FIVE-YEAR REVENUES BY TARGET MARKET

Year Ended December 31 (In millions)                      1998           1997         1996           1995         1994
-------------------------------------------------------------------------------------------------------------------------

Revenues

     Telecommunication Firms                          $   258.3         $259.3        $310.1        $224.2        $128.6
     Financial Services Institutions                      218.5          204.8         175.9         147.0         100.0
     State and Local Governments and Education            282.1          171.4         140.7         106.9          92.3
     Federal Government Agencies                          241.3          189.2         135.7         111.5         104.4
     Other Corporate Clients                               57.6           47.6          49.8          42.8          34.6
                                                       --------         ------        ------        ------        ------
Total Revenues                                         $1,057.8         $872.3        $812.2        $632.4        $459.9
                                                       ========         ======        ======        ======        ======

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         The following summary represents the results of operations for the two years in the period ended December 31, 1998.

                                        (In millions except per share data)

                                                        1st          2nd             3rd            4th
                                                    Quarter       Quarter          Quarter       Quarter        Total
------------------------------------------------------------------------------------------------------------------------
1998:
------------------------------------------------------------------------------------------------------------------------

Revenues                                               $223.0       $250.7          $282.2          $301.9     $1,057.8
Income Before Income Taxes                               15.2         20.3            24.9            26.9         87.3
Net Income                                                9.0         12.0            14.7            16.1         51.8
Basic Earnings per Share                                 0.21         0.29            0.35            0.38         1.23
Diluted Earnings per Share                               0.21         0.28            0.34            0.38         1.21

1997:
------------------------------------------------------------------------------------------------------------------------
Revenues                                               $196.3       $220.9          $225.5          $229.6     $  872.3
Income Before Income Taxes                                9.7         13.3             8.5            19.9         51.4
Net Income                                                5.7          7.9             4.5            13.1         31.2
Basic Earnings per Share                                 0.14         0.19            0.11            0.31         0.75
Diluted Earnings per Share                               0.14         0.18            0.11            0.31         0.74


         The Company has never paid any cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future. Its policy is to invest retained earnings in the operation and expansion of its business. Future dividend policy with respect to its common stock will be determined by the Board based upon the Company's earnings, financial condition, capital requirements, and other then-existing conditions.

STOCK MARKET INFORMATION

         The common stock of American Management Systems, Incorporated, is traded on the NASDAQ over-the-counter market under the symbol AMSY. References to the stock prices are the high and low bid prices during the calendar quarters.

                                                        1998                                      1997
                                                ----------------------                     ------------------
                                                High               Low                     High            Low
------------------------------------------------------------------------------------------------------------------------

1st Quarter                                   $30.000             $18.750                 $25.750        $15.750
2nd Quarter                                    30.000              24.875                  26.750         19.000
3rd Quarter                                    34.500              26.000                  27.750         17.625
4th Quarter                                    40.250              21.875                  24.375         18.250

         The approximate number of shareholders of record of the Company's common stock as of March 18, 1999 was 1,430.

OTHER INFORMATION


TRANSFER AGENT AND REGISTRAR

ChaseMellon Shareholder Services, L.L.C.
Ridgefield Park, N.J.


INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP
Washington, D.C.


COUNSEL

Shaw Pittman Potts & Trowbridge
Washington, D.C.


STOCKHOLDER AND 10-K INFORMATION

Financial inquiries should be directed to Ronald L. Schillereff, Chief Financial Officer, American Management Systems, Incorporated, 4050 Legato Road, Fairfax, Virginia 22033. Telephone (703) 267-8000. A complimentary copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided upon written request.


ANNUAL MEETING

The annual shareholders meeting has been scheduled for May 21, 1999 in Fairfax, Virginia, for stockholders of record on March 29, 1999.

                                                                PRELIMINARY COPY

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 21, 1999
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

       The undersigned hereby appoints Paul A. Brands, Patrick W. Gross, and Frank A. Nicolai, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of American Management Systems, Incorporated (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 21, 1999 at 10:00 A.M. local time, and at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April 21, 1999, a copy of which has been received by the undersigned, as follows on the reverse side.

       THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,
                WILL BE VOTED "FOR" EACH OF THE MATTERS STATED.

1. ELECTION OF DIRECTORS:   GRANT AUTHORITY to vote for all nominees listed
                            to the right (except as marked to the contrary). [ ]

                            WITHHOLD AUTHORITY to vote for all nominees listed to the right. [ ]

                            Paul A. Brands, Patrick W. Gross, Frank A. Nicolai, Daniel J. Altobello, James J. Forese, Dorothy Leonard, W. Walker Lewis, Frederic V. Malek, Alan G. Spoon.

                            INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


                            ----------------------------------------------------

2. APPROVAL OF AN AMENDMENT TO THE SECOND RESTATED CERTIFICATE OF INCORPORATION:

                FOR [ ]            AGAINST [ ]         ABSTAIN [ ]

3. APPROVAL OF AN AMENDED 1996 AMENDED STOCK OPTION PLAN F:

                FOR [ ]            AGAINST [ ]         ABSTAIN [ ]

4. GRANT AUTHORITY upon such other matters as may come before the meeting, including the adjournment of the meeting, as they determine to be in the best interests of the Company:

                FOR [ ]            AGAINST [ ]         ABSTAIN [ ]


                                        Dated: _________________________,1999

                                        ----------------------------------------

                                        ----------------------------------------
                                              Signature of Shareholder(s)

IMPORTANT: Please mark this Proxy, date, sign exactly as your name(s) appear(s), and return in the enclosed envelope. If shares are held jointly, signature need only include one name. Trustees and others signing in a representative capacity should so indicate.
--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                               VOTE BY TELEPHONE
                          QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:      CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208
                    ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

                    You will be asked to enter a CONTROL NUMBER located in the lower right of this form.

--------------------------------------------------------------------------------
    OPTION A:       To vote as the Board of Directors recommends on ALL items, press 1.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    OPTION B:       If you choose to vote on each item separately, press 0. You will hear these instructions:

                    ITEM 1: To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                    ITEM 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN
                            press 0.

                    ITEM 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN
                            press 0.

                    ITEM 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN
                            press 0.
--------------------------------------------------------------------------------
             WHEN ASKED, YOU MUST CONFIRM YOUR VOTE BY PRESSING 1.


                              THANK YOU FOR VOTING



CALL * * TOLL-FREE * * ON A TOUCH-TONE TELEPHONE
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